Registration No. 021-101851

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form SB-2

Registration Statement

Under

The Securities Act of 1933

Gateway Certifications, Inc. (Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8742 (Primary Standard Industrial Classification Code Number)	20-5548974 (IRS Employer Identification No.)

250 West 57th Street, Suite 917 New York, NY 10107 (212) 586-6103 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Lawrence Williams, Jr. Chief Executive Officer 250 West 57th Street, Suite 917 New York, NY 10107 (212) 586-6103 (Name , Address and Telephone Number of Agent For Service)

Copies to: Robert L. B. Diener, Esq. Law Offices of Robert Diener 122 Ocean Park Blvd., Suite 307 Santa Monica, CA 90405 Tel. (310) 396-1691 Fax. (310) 362-8887

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this from are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.001 par value (3)	500,000	$.20	$100,000	$3.07
Common Stock, $.001 par value (4)	367,000	$.20	$73,400	$2.25

(1)	This price was arbitrarily determined by Gateway Certifications, Inc.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee paid pursuant to Rule 457(a) under the Securities Act.

(3)	Represents 500,000 shares of common stock to be registered for sale by the company.

(4)	Represents 367,000 shares of common stock being offered for sale by selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED ___________, 2007

867,000 SHARES

COMMON STOCK

Gateway Certifications, Inc. (references to “we”, “us”, “our”, “Company”, “GCI” and “Gateway” are to Gateway Certifications, Inc.) is offering a maximum of 500,000 shares of its common stock $.001 par value for sale at $.20 per share on a best-efforts basis (the “Offering”). There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. Net proceeds from the sale of these shares will be equal to approximately $100,000 for all 500,000 shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement. Instead, the proceeds from all shares sold by GCI will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. GCI will pay all expenses incurred in this Offering.

The Offering will continue until all 500,000 shares of common stock are sold, the expiration of  90 days from the date of this prospectus, which period may be extended for up to an additional 90 days in our discretion, or until we elect to terminate the Offering, whichever event occurs first. If all 500,000 shares are not sold within this period, the Offering for the balance of the shares will terminate and no further shares will be sold.

There is no public market for our common stock and no assurance that a trading market will develop or, if it develops, that it will continue. Although we intend to apply for trading of our common stock on the OTC Bulletin Board (“OTCBB”), public trading of our common stock may never materialize. If our common stock becomes traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by us and the selling shareholders.

Concurrent with the Offering, we are registering 367,000 additional shares of common stock offered for sale by 30 of our shareholders, under the heading “Selling Security Holders” appearing at page 14. These selling shareholders will offer their stock at a price of $.20 per share for the duration of the offering, or at prevailing market prices if our stock is quoted or listed with a market, or at privately negotiated prices. We will not receive any cash or other proceeds in connection with the sale by the selling security holders. All proceeds from said shares will, instead, be retained by the selling shareholders. A selling security holder may be deemed to be an underwriter under the Securities Act of 1933.

The offering price may not reflect the market price of our shares after the Offering.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Public	Selling Commissions	Proceeds to Company

Per Share	$ 0.20	$ -	$ 0.20

Total	$ 100,000	$ -	$ 100,000

The date of this prospectus is ______________, 2007

PROSPECTUS SUMMARY

1

RISK FACTORS

3

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

11

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

13

DILUTION

13

SELLING SECURITY HOLDERS

14

PLAN OF DISTRIBUTION

16

LEGAL PROCEEDINGS

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

18

DESCRIPTION OF SECURITIES

19

INTEREST OF NAMED EXPERTS AND COUNSEL

20

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

20

DESCRIPTION OF BUSINESS

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

32

DESCRIPTION OF PROPERTY

40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

40

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

40

EXECUTIVE COMPENSATION

42

EXPERTS

44

LEGAL MATTERS

44

AVAILABLE INFORMATION

44

FINANCIAL STATEMENTS

45

PART I

PROSPECTUS SUMMARY

You should rely only on the information contained in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from the information that is contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Except as otherwise indicated, market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information. Although we believe that these data and statistics are reasonable and sound, they have been prepared on the basis of underlying data to which we do not have access, and which we cannot independently verify.

Summary Information and Risk Factors.

The following summary contains basic information about our company and this offering. It does not contain all the information that is important to you in making an investment decision. You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus, and especially the risks described under "Risk Factors" beginning on page 3.

Our Business

Gateway Certifications, Inc. recognizes the historical lack of access that women, minorities and other qualifying individuals have had to the resources needed to develop their small businesses. The Company was formed to provide certification services to women-owned, minority-owned and other qualified businesses  (collectively referred to as “Minority Businesses”) that seek Minority Business Enterprises certification (MBE), Women’s Business Enterprise certification (WBE), Disadvantaged Business Enterprise (DBE) certification, 8(a) and or SDB designation and various State, City and private sector certifications (collectively referred to as “Certifications Programs”).

Once successfully certified in one or more Certification Programs, the Company then provides Supplier Diversity Consulting services (“SDC”) by assisting Minority Businesses to leverage and utilize their certification status to procure and secure business relationships and available opportunities for the delivery or provision of their goods and/or services to public and private corporations, federal, state and local agencies. We connect Minority Businesses with opportunities based on their business, capacity, expertise and strategic goals.

Although federal, state, city and local government agencies and public and private corporations do not and can not guarantee any specific amount of business for each firm, once certified, Minority Businesses Owners achieve preferential access to bid for contracts for goods or services that are related to their respective business concerns.

We are a Nevada corporation formed on August 30, 2006. From the date of our inception through March 31, 2007, we realized total revenues from certification services of $2,000 and a net loss of $(4,040), or $(0.00) per share. Our principal executive offices are located at 250 West 57th Street, Suite 917, New York, NY 10107, and our telephone number is (212) 586-6103. Our website address is www.gcertifications.com.  Information on our web site is not part of this prospectus.

The Offering

Common Stock Offered By The Company:	500,000.
Common Stock Offered By Selling Shareholders:*	367,000.
Offering Price and Alternative Plan of Distribution:

The offering price of the common stock is $0.20 per share. We intend to apply to the NASD OTCBB to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.
Common Stock Outstanding Before This Offering:	8,317,000.
Common Stock To Be Outstanding After This Offering:	8,817,000.
Percentage Of Common Stock To Be Outstanding After This Offer Represented By Shares Offered By The Company :	6%.
Duration of the Offering:	90 days after the effective date of this prospectus, until all 500,000 shares of common stock are sold, or until we elect to terminate the offering, whichever event occurs first.
Use of Proceeds:

We will not receive any proceeds from the sale of the common stock by the selling shareholders. For common stock sold by the Company, the net proceeds of the Offering, estimated at $92,020 (after deducting an estimated $7,980 in offering expenses) are expected to be used for working capital. See the section entitled “Use of Proceeds” beginning on page 16.

* The selling shareholders consist of 30 individuals who purchased an aggregate of 367,000 shares of common stock for $36,700 in a private placement offering made in reliance upon an exemption from registration Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933 (“Securities Act”), as amended, during the period from December 1, 2006 through March 31, 2007. We will receive no proceeds from the sale of the shares by the selling shareholders.

Financial Summary

The following table summarizes the relevant financial information for GCI. Because this is only a financial summary, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus, including the financial statements and the explanatory notes, before making an investment decision. Also, please note that our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Balance Sheet Data:	As of March 31, 2007
Working capital deficit	$ -
Total assets	$ 40,796
Total liabilities	$ 186
Loss accumulated during the period	$ 68
Total shareholders' deficit	$ (4,040)

Summary Operating Data:	Inception (August 30, 2006) through March 31, 2007
Total revenue	$ 2,000
Total operating costs and expenses	$ 6,004
Total net loss	$ (4,040)
Basic loss per share	$ 0.00

Basic average shares outstanding	7,954,124

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus before investing in our common stock. The risks and uncertainties described below, while inclusive of all risks we believe to be material at this time, may not be the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations in the future. If any of the following risks actually occur, our business could be harmed. In such case, the value of our common stock could decline, and you may lose all or part of your investment.

I.    RISKS RELATED TO OUR BUSINESS

We need to raise additional capital to implement our business strategy and such capital raising may be difficult or costly to obtain and could dilute current stockholders’ ownership interests.

We are seeking to raise $100,000 at $.20 per share in this offering on a best efforts basis to implement our business plan and meet our capital needs.  See the section entitled “Use of Proceeds” beginning on page 16 for a description of the manner in which we plan to use proceeds from this offering.  At this time, we have not secured or identified any additional financing.  We do not have any firm commitments or other identified sources of additional capital from third parties or from our officers or directors or from other shareholders.  There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us.  Any additional financing will involve dilution to our existing shareholders.  If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our business operations.

Uncertainty exists as to whether our Company will have adequate capital to execute the planned expansions of business operations over the next 12 months thereby making an investment in GCI speculative.

We will require approximately $35,000 to fund operations for the next 12 months to market, brand and provide our certification and SDC services and approximately $50,000 to fund planned expansions during the next 12 months. We believe that cash on hand will be sufficient to fund our present operating requirements and that, assuming at least $50,000 of proceeds from the Company’s sale of newly issued shares,  the proceeds from our Offering will be sufficient to fund planned expansions. In the event that we are unable to raise a minimum of $50,000 through this offering or generate revenues in this amount an investment made in GCI may become worthless.

We are a development stage company and have a limited operating history; therefore there is no historical basis to judge whether our business can be successful.

Because we our in our development stage and have only recently begun to market and provide our services, it is difficult to predict when we will produce an operating profit. Since our incorporation on August 30, 2006, we have been engaged in development stage activities, including  but not limited to, developing a business plan and marketing strategy, building our corporate website, hiring our first full-time employee to serve as the Company’s chief executive officer, president, principal accounting and financial officer, entering into an eleven month sublease for our executive office space,  engaging and servicing the Company’s first client for certification services, generating our target list of clients and sales cycle for the next twelve months of operations and attending certification seminars and similar conferences held in New York City. Since our incorporation, we have generated $2,000 in revenues for our certification services. There is no guarantee that we will be successful in our business plans. We face all the risks inherent in a relatively new business and there can be no assurance that our activities will be successful and/or result in any substantial revenues. Therefore, prospective investors do not have a historical basis from which to evaluate our performance.

We have been subject to a going concern opinion from our independent auditors

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended December 31, 2006, relative to our ability to continue as a going concern.  While we had positive working capital of $2,075 as of December 31, 2006, we had an accumulated deficit of $4,108 incurred  through  December 31, 2006 and recorded a loss of $4,108 for the fiscal year ended December 31, 2006.  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. As such we may have to cease operations and investors could lose their entire investment.

Management may have underestimated the size of the market for its services, which may negatively impact future service revenues and profits.

At the present time, the Company has only evaluated the marketability of its services based upon management's perception of United States Census Bureau data in relation to the estimated market of women and minority owned companies eligible to become certified and in need of supplier diversity consulting services.  Once the Company obtains a minimum of $50,000 either through this offering, through revenues, if at all, we will immediately commence direct advertising of our services, other than by our targeting efforts, the internet or our website at www.gcertifications.com. GCI’s website has just been launched and it is too premature to anticipate how the website will, if at all, aid the Company in realizing revenue.  In the event indirect and direct targeting efforts and advertising reveal that our services are not marketable or needed in the marketplace, GCI will not have a potential source of income and it will be necessary for GCI to seek another means of obtaining revenue or the business will fail.

If we were to lose the services of Mr. Williams or Mr. Sarfoh we may not be able to execute our business strategy.

Our future success depends in large part upon the continued service of our CEO, President, Chief Financial Officer, Principal Financial and Accounting Officer and Director, Lawrence Williams, Jr. and upon the continued service of our Secretary and Director, Kwajo Sarfoh.  We have not entered into an employment agreement with Mr. Sarfoh, and, as a result, Mr. Sarfoh could become unwilling or unable to continue to serve us.  The loss of Mr. Sarfoh could seriously harm our business and require us to seek replacements who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.

Our executive officers and majority stockholders may significantly influence matters to be voted on and their interests may differ from, or be adverse to, the interests of our other stockholders.

The Company’s executive officers and directors, consisting of Mr. Williams and Mr. Sarfoh, currently control approximately 67.2 % of our outstanding common stock prior to this Offering.  Assuming the sale of 500,000 shares of our common stock, the Company’s executive officers will control approximately 63.4% of the Company’s outstanding common stock.  Accordingly, the Company’s executive officers possess significant influence over the Company on matters submitted to the stockholders for approval. This amount of control by our executive officers gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. The interest of our majority stockholders may differ from the interests of our other stockholders and could therefore result in corporate decisions that are adverse to other stockholders.

We rely on highly skilled personnel and, if we are unable to attract, hire and retain qualified personnel we may not be able to grow our business.

Because of the technical nature of our certification services and the market in which we compete, our performance is largely dependent on the talents and efforts of highly skilled individuals that are able to understand and effectively interpret and apply the myriad of rules and regulations surrounding private and public sector certification requirements and processes for the various Certification Programs. Our future growth and success depends on our ability to identify, hire, develop, motivate and retain highly skilled personnel that can efficiently guide a client applicant through the certification processes. Our ability to compete effectively will depend on our ability to obtain and attract employees.  If we do not succeed in obtaining and attracting qualified personnel, we may be unable to grow effectively. In addition, qualified personnel will generally require training at the outset, which requires significant resources and management attention. Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

Because our present officers and directors have only limited experience in providing certification and SDC services, we may need to attract, hire and retain personnel with certification experience in order to be competitive.

Although our officers have attended several seminars, conferences and trainings related to certifying companies, our officers have limited experience in certifying and providing SDC services to qualified Minority Businesses. Only Mr. Sarfoh, our Secretary and a Director has been directly involved in successfully certifying a minority-owned company. Accordingly, neither Mr. Williams nor Mr. Sarfoh has had any significant experience in providing certification or SDC services. If we do not generate revenues we will not be able to hire an individual with certification experience until such time, if any, as we generate profits. Accordingly, there can be no assurance that we will be able to hire any experienced personnel.  If we are unable to attract and retain qualified personnel with certification experience we may be at a competitive disadvantage.

We cannot assure you that we will be able to achieve or manage growth.  If we are unable to achieve or manage our growth, our business could be adversely affected.

We could experience growth over a short period of time, which could put a significant strain on our managerial, operational and financial resources.  We must implement and constantly improve our operational and certification processes and hire, train and manage qualified personnel to manage such growth. We have limited resources and may be unable to manage our growth. Our business strategy is based on the assumption that our customer base, geographic coverage and service offerings will increase. If this occurs it will place a significant strain on our managerial, operational, and financial resources.  Our development has placed, and will continue to place a strain on our managerial, operational, and financial resources.  Due to fact that we are in our developmental stage, we are unable to assess our ability to manage the growth of our business. If we fail to develop and maintain our services and processes as we experience our anticipated growth, demand for our services and our revenues could decrease.

The Company’s dependence on limited service offerings could have a material adverse effect on the Company's business, results of operations and financial condition.

We plan to derive substantially all of our revenues from providing certification services to women, minority and other qualified small businesses in the Certification programs and by providing supplier diversity consulting services whereby we will locate and provide successfully certified companies with available contract opportunities offered by the various government and private sector certification programs.  We expect that these services will account for all of our revenues for the foreseeable future. A decline in demand for these services as a result of competition, a change in government regulations, and a change in public policy concerning certification programs or any other reason would have a material adverse effect on our business, results of operations and financial condition.

We have not begun to implement an advertising or marketing program and if we fail to attract customers to use our services, we will not be able to generate revenues which could significantly affect our business, financial condition and results of operations.

We plan to market and advertise our services directly to senior executives of women, minority and other qualified small businesses. In the next twelve months of operations, the Company’s primary marketing efforts will center on creating an online presence through its website, search engine optimization, direct mailings targeted to minority owned businesses.  We estimate that advertisements in local and national women and minority oriented newspapers, industry trade journals and magazines will not occur during this initial period. We believe that building awareness of our certification service offerings is critical to generating our client base. Even if we are able to implement our complete advertising and marketing plan in the next twelve months, we cannot assure you that we will be successful in obtaining customers.  If we fail to attract customers to use our services, we will be unable to generate revenues, which could significantly affect our business, financial condition and results of operations.

If we do not successfully establish and maintain our company as a highly trusted and respected name for women and minority owned business certification and supplier diversity consulting services, we could sustain loss of revenues, which could significantly affect our business, financial condition and results of operations.

In order to attract, obtain and retain clients and business, we must establish, maintain and strengthen our name and the services we provide. In order to be successful in establishing our reputation, clients must perceive us as a trusted source for quality services that positively impacts their growth initiatives and bottom line. If we are unable to attract and retain clients, we may not be able to successfully establish our name and reputation, which could significantly affect our business, financial condition and results of operations.

If we fail to perform effectively on project engagements, our reputation, and therefore our business could be harmed.

We believe that many of our engagements will come from existing clients or referrals from existing clients. Therefore, our growth is dependent on our reputation and on client satisfaction. The failure to perform services that meet a client's expectations may damage our reputation and harm our ability to attract new business. Damage to our reputation arising from client dissatisfaction could significantly affect our business, financial condition and results of operations.

If we fail to develop long-term relationships with clients, our success would be jeopardized.

We anticipate that a majority of our business will be derived from repeat clients for our SDC services. Our future success depends to a significant extent on our ability to develop long-term relationships with successfully certified women, minority and other qualified businesses that will provide new and repeat business. Our inability to build long-term client relations or our inability to locate and provide certified companies with available contract opportunities for new or existing clients could result in a loss of future business which would harm our financial condition and results of operations.

We have a limited number of clients and we are therefore subject to risks associated by having a substantial concentration of business with certain individual clients.

Until the Company develops a client base comprising a diversity of clients and is not dependent on individual or a small number of clients for the substantial part of its business, the Company is subject to the risk that the loss of any individual client or group of clients will materially affect the ability of the business to develop sufficient cash flow to fund its operating expenses.  In that event, the Company may be forced to cease or substantially cut back its marketing and operations and investors may lose their entire investment or they may be substantially diluted by the need to access additional capital.

We face unpredictable marketing and engagement cycles in the delivery of our certification and SDC services which could affect our ability to deliver services on a timely basis or within anticipated budgets.

The Company plans to offer a majority of its services primarily through ongoing client relationships. There can be no assurance that the significant non-billable time and resources invested in building client relationships will result in new or additional contracts from existing clients. As part of building such relationships, it is estimated that the Company's executive officers will typically expend substantial time and resources identifying strategic or business issues and objectives, gathering information, preparing engagement proposals and negotiating contracts. Any failure by the Company to procure an engagement after expending significant non-billable time and resources on marketing efforts could have a material adverse effect on the Company's results as well as its business, financial condition and results of operations.

The length of time required to complete a client’s certification application may depend on many factors outside the control of the Company, including the state of the clients' company records, changes or the anticipation of changes in the regulatory environment affecting statutes, regulations and procedures governing certification associations, agencies and private sector organizations in general, budgetary constraints and the client's ability to commit the personnel and other resources necessary to complete elements of the certification process for which the client is responsible. The failure of the Company to deliver its services on a timely basis or within anticipated budgets could have a material adverse effect on the Company's business, financial condition and results of operations.

Our profitability could suffer if we are not able to maintain favorable pricing rates.

Our profit margin, and therefore our profitability, is dependent on the rates we are able to recover for our services. If we are not able to maintain favorable pricing for our services, our profit margin and our profitability could suffer. The rates we are able to recover for our services are affected by a number of factors, including:

•	our clients’ perceptions of our ability to add value through our services;
•	competition;
•	our competitors’ pricing policies;
•	our ability to accurately estimate, attain and sustain contract revenues, margins and cash flows over increasingly longer contract periods; and
•	general economic and political conditions.

If our pricing structures do not accurately anticipate the cost and complexity of performing our work, then our contracts could be unprofitable.

We will negotiate pricing terms with our clients utilizing a range of pricing structures and conditions. Depending on the particular contract, these include fixed-price pricing, percentage of contract pricing and contracts with features of both of these pricing models. If we do not accurately estimate the costs and timing for completing projects, our contracts could prove unprofitable for us or yield lower profit margins than anticipated. There is a risk that we will under price our contracts or fail to accurately estimate the costs of performing the work. In particular, any increased or unexpected costs, delays or failures to achieve anticipated cost savings in connection with the performance of this work, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on our profit margin.

Many of our contracts utilize performance pricing that links some of our fees to the attainment of various performance or business targets. This could increase the variability of our revenues and margins.

We estimate that a majority of our contracts will include incentives related to benefits produced as a result of certification. These contracts will provide that payment of all or a portion of our fees is contingent upon our clients meeting revenue-enhancement or other contractually defined goals that are dependent in some measure on our clients’ actual levels of business activity. These provisions could increase the variability in revenues and margins earned on those contracts.

Demand for our services is dependent on several factors, many of which are outside of our control and could cause us to experience fluctuations in our financial results.

We believe that demand for our services is dependent upon several factors, most notably the following:

•

growth in women, minority and other qualified businesses;

•

growth in supplier diversity programs;

•

corporate outsourcing;

•

government outsourcing;

•

diversity purchasing;

•

the timing and customer acceptance;

•

service enhancements;

•

our promotions and those of our competitors;

•

service complaints; and

•

overall changes in economic conditions.

Many of these factors are outside of our control.  These factors, either individually or in the aggregate, may have a materially adverse affect on the demand for our services which could significantly affect our business, financial condition and results of operations.

The timing of sales could significantly affect our results of operations. Our operating expenses are not based on any anticipated revenue levels in the short term, and are expected to increase in the short term, particularly due to our efforts to become a publicly traded company in the U.S.  As a result, our financial results could be materially adversely affected. Financial results in the future may be influenced by the factors (discussed above) which effect the demand for our services. Accordingly, there may be significant variations in our financial results.

We face competition in the provision of certification and SDC services that could adversely affect our revenues. These competitive pressures could reduce the volume of sales and significantly harm our business, results of operations and financial condition.

Providing professional certification and SDC services to Minority Businesses is a highly competitive business.  The market for professional certification services to Minority Businesses is intensely competitive, highly fragmented and subject to rapid change.

GCI’s certification and SDC services competes with (i) law firms, (ii) independent firms which offer one or more of the services offered by the Company, (iii) smaller firms that have created a specialized niche in the marketplace, (iv) start-up companies entering the market and (v) federal and state government agencies and associations which offer one or more of the services offered by the Company.  Many of the Company’s competitors are larger and have greater financial resources. Many of these companies have a national presence and may have greater personnel, financial, technical and marketing resources.

We also believe our ability to compete depends on a number of factors outside of our control, including:

•

the prices at which others offer competitive services, including aggressive price competition and discounting on individual engagements;

•

the ability of our competitors to undertake more extensive marketing campaigns than we can;

•

the extent, if any, to which our competitors develop proprietary tools that improve their ability to compete with us;

•

the ability of qualified companies to perform the services themselves; and

•

the extent of our competitors' responsiveness to customer needs.

In order to be competitive, we must have the ability to respond promptly and efficiently to the ever-changing marketplace.  We must establish our name as a reliable and constant source for professional certification and SDC services. Any significant increase in competitors or competitors with better, more efficient services could make it more difficult for us to gain market share or generate revenues.   We may not be able to compete effectively on these or other factors.

We will incur increased costs as a result of becoming a public company.

We have plans to become a publicly traded company in the U.S. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (the “NASD”). We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, if we can obtain such insurance at all.  We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar liability coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

II.    RISKS RELATING TO THIS OFFERING

There is no firm commitment to purchase the shares of common stock being offered in the Offering, and as a result initial investors assume additional risk.

This is a best efforts, no minimum offering of shares of our common stock being conducted solely by our management.  There is no commitment by anyone to purchase any of the shares being offered.  We cannot give any assurance that any or all of the shares will be sold.  There is no minimum and we will retain any amount of proceeds received from the sale of the shares.  Moreover, there is no assurance that our estimate of our liquidity needs is accurate or that other unforeseen events will not occur, resulting in the need to raise additional funds.  As this Offering is a best efforts financing, there is no assurance that this financing will be completed or that any future financing will be affected.  Initial investors assume additional risk on whether the Offering will be fully subscribed and how the Company will utilize the proceeds.

You will incur immediate dilution in this Offering.

The offering price of our common stock is substantially higher than the net tangible book value per share of the outstanding common stock issued after this Offering.  Therefore, if you purchase shares of our common stock in this Offering, you will incur substantial immediate dilution in the net tangible book value per share of common stock from the price you pay for such share.

We arbitrary determined the offering price.

The offering price of the shares of common stock has been arbitrarily determined by our management based on estimates of the price that purchasers of speculative securities, such as our common stock, will be willing to pay considering our nature and capital structure, the experience of the officers and directors and the market conditions for the sale of equity securities in similar companies.  The offering price of the shares bears no relationship to our assets, earnings or book value, or any other objective standard of value.

We do not anticipate dividends to be paid on our common stock and investors may lose the entire amount of their investment.

A dividend has never been declared or paid in cash on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

Our bylaws and the Nevada Revised Statutes contain provisions that limit the liability and provide indemnification for our officers and directors.

Our bylaws provide that the officers and directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct.  Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for us.  Such an indemnification payment might deplete our assets.  Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel.  It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

The securities being offered are restricted shares of our common stock and an investment in our common stock will be illiquid.

All certificates which evidence the shares will be inscribed with a printed legend which clearly describes the applicable restrictions on transfer or resale by the owner thereof.  Accordingly, each investor should be aware of the long-term illiquid nature of his investment.  In no event may such securities be sold, pledged, hypothecated, assigned or otherwise transferred unless such securities are registered under the Securities Act and applicable state securities laws or we received an opinion of counsel that an exemption from registration is available with respect thereto.  Thus, each investor should be prepared to bear the risk of such investment for an indefinite period of time.

There is currently no market for our common stock, and we do not expect that a market will develop in the foreseeable future making an investment in our common stock illiquid.

There is currently no market for our common stock.  We do not expect that a market will develop at anytime in the foreseeable future.  The lack of a market may impair the ability to sell shares at the time investors wish to sell them or at a price considered to be reasonable.  In the event that a market develops, we expect that it would be extremely volatile.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our growth strategies, (b) anticipated trends in our industry, (c) our future financing plans and (d) our anticipated needs for working capital. These statements may be found under “Use of Proceeds”, “Plan of Operations” and “Description of Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

USE OF PROCEEDS

We will receive proceeds only from the sale of the shares of common stock offered by GCI pursuant to this prospectus. We will not receive any proceeds from the resale by the selling shareholders of their shares. We estimate that the proceeds of this Offering will be used as set forth in the table below.

(1)

There is no minimum purchase requirement or any commitment by any person to purchase any or all of the shares of common stock offered by the Company in this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the 500,000 shares of common stock being offered or subscribed to at all.

(2)

Legal fees and expenses include estimated Blue Sky filing fees and expenses.

DETERMINATION OF OFFERING PRICE

At present, there is no established public market for our shares of common stock. From December 1, 2006 to March 31, 2007, the Company sold 367,000 shares of its common stock, par value $.001, at a price of $0.10 per share to thirty (30) investors in consideration for $36,700 contributed capital to the Company.  Based on the progress we have made in the development of the business and the fact that the Company has made substantial progress toward the registration of the Company’s shares, the Company’s board of directors has determined that a 100% premium or $0.20 per shares is a reasonable maximum offering price for the Company’s shares.  In arriving at this price, in addition to our business prospects, we have taken into account our assets, earnings, book value and other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the determination or the fairness of the offering price for the shares.

The selling shareholders may offer and sell the shares of common stock from time to time in each case at $0.20 per share until, and if, a market develops a market for our shares of common stock on the OTCBB, at which time, if ever, the selling shareholders may offer and sell the shares at fixed prices, at prices then prevailing in the public market at the time of sale, at prices related to these prevailing market prices or at negotiated prices, in open market transactions, in private or negotiated transactions or in a combination of these methods of sale.

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the excess of the public offering price per share of common stock over the as adjusted net tangible book value per share of common stock after this offering. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

At March 31, 2007, we had a pro forma net tangible book value of approximately $40,610.00, or approximately $0.00 per share based on 8,317,000 shares issued and outstanding on a pro forma basis. After taking into account the estimated net proceeds from this offering of $100,000 and the issuance of the 500,000 shares being offered, our net tangible book value at March 31, 2007 would have been approximately $132,630.00, or $0.02 per share. This represents an immediate increase of $0.02 per share to existing shareholders and immediate dilution of $0.18 per share, or 90%, to the new investors who purchase units in this offering. The following table illustrates this per share dilution:

Estimated public offering price per share	$ 0.20	$ -
Pro forma net tangible book value per share at March 31, 2007	$ 0.00	$ -
Increase in net tangible book value per share attributable to new investors	$ 0.02	$ -
Net tangible book value per share after the offering	$ 0.02	$ -
Dilution per share to new investors	$ 0.18	$ -

The following table summarizes as of March 31, 2007 the differences between the existing shareholders and the new investors with respect to the number of shares purchased, the total consideration paid and the average price per share paid:

	Shares Purchased			Total Consideration		Average Price
	Number		Percent	Amount	Percent	Per Share
Founders, executive officers and directors (1)	7,950,000	(2)	90.17%	$ 7,950	5.50%	$ 0.001
Other existing stockholders	367,000		4.16%	$ 36,700	25.37%	$ 0.10
New investors	500,000		5.67%	$100,000	69.13%	$ 0.20	(3)
Total	8,817,000		100%	$144,650	100%

(1)

Includes 2,362,500 shares of common stock purchased by Michael Belton, a founding shareholder, at par value $.001, for total consideration of $2,362.50.

(2)

Includes the value of services rendered by Mr. Williams for stock.

(3)

Estimated public offering price.

SELLING SECURITY HOLDERS

Of the 867,000 shares of common stock being offered by this prospectus, the selling shareholders are offering an aggregate of 367,000 shares of common stock. We issued the 367,000 shares of common stock to the selling shareholders in a private placement pursuant to the exemption from registration under Regulation D of the General Rules and Regulations under the Securities Act of 1933 (as described in greater detail below under  "Item 26 Recent Sales of Unregistered Securities"). We believe that the selling shareholders have sole voting and investment power with respect to the shares owned. No selling shareholder is an affiliate of a broker-dealer.

Name of Selling Shareholder	Shares Owned Prior to Offering	Percentage Owned Prior to Offering (1)	Shares Offered For Sale	Shares Owned After Offering	Percentage Owned After Offering (1)
Jeffrey Johnson	20,000	0.25%	20,000	0	0.0%
Gabe Kuo	10,000	0.13%	10,000	0	0.0%
Edward Pak	10,000	0.13%	10,000	0	0.0%
Dan Lanka	10,000	0.13%	10,000	0	0.0%
Jeremy Pearman	12,000	0.15%	12,000	0	0.0%
Christopher Davis	20,000	0.25%	20,000	0	0.0%
Todd Jones	10,000	0.13%	10,000	0	0.0%
Paul McShane	12,500	0.16%	12,500	0	0.0%
Joe Leuzzi, Jr.	10,000	0.13%	10,000	0	0.0%
Steven M. Masciangelo	10,000	0.13%	10,000	0	0.0%
Rick Paz	20,000	0.25%	20,000	0	0.0%
Christopher Flood	10,000	0.13%	10,000	0	0.0%
Charles Davis	10,000	0.13%	10,000	0	0.0%
Cynthia Gormezano	10,000	0.13%	10,000	0	0.0%

Comfort Sarfoh	20,000	0.25%	20,000	0	0.0%
Andrew Kallenberg	2,500	0.03%	2,500	0	0.0%
Steve Werner	10,000	0.13%	10,000	0	0.0%
Illiana A. McCalip	10,000	0.13%	10,000	0	0.0%
Jim Green	10,000	0.13%	10,000	0	0.0%
David Jersen	15,000	0.19%	15,000	0	0.0%
Jawanza Phoenix	20,000	0.25%	20,000	0	0.0%
Andre Blackburn	20,000	0.25%	20,000	0	0.0%
Isreal Rentas	10,000	0.13%	10,000	0	0.0%
Peter Sanicola	10,000	0.13%	10,000	0	0.0%
Jason Lewis	10,000	0.13%	10,000	0	0.0%
Jermaine Moure	10,000	0.13%	10,000	0	0.0%
George Guzman	5,000	0.06%	5,000	0	0.0%
Victor Perez	10,000	0.13%	10,000	0	0.0%
Kevin Foster	20,000	0.25%	20,000	0	0.0%
Nick Scarimbolo	10,000	0.13%	10,000	0	0.0%
Selling Shareholders as a Group	367,000	4.62%	367,000	0	0.0%

(1)

Applicable percentage of ownership is based on 8,317,000 shares of common stock outstanding as of June 28, 2007.

Sales by the Selling Security Holders. We are not aware of any plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the shares being offered for sale by the selling security holders. If such participation develops, the prospectus will be amended to identify such persons.

We are registering all of the shares of common stock owned by the selling shareholders and the selling shareholders are offering all of these shares for resale in the offering. Accordingly, assuming the selling shareholders sell all of the shares being registered, no selling shareholder will continue to own any shares of our common stock.

The selling shareholders, or pledgees, assignees, donees, transferees or other successors in interest, may offer and sell any or all of the shares of common stock from time to time at $0.20 per share until, and if, a market develops for our shares of common stock, at which time, if ever, the selling shareholders may offer and sell the shares from time to time in each case at prices then prevailing in the public market at the time of sale, at prices related to these prevailing market prices or at negotiated prices, in open market transactions, in private or negotiated transactions or in a combination of these methods of sale. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. The selling shareholders will act independently of us in making determinations with respect to the timing, manner and size of each offer or sale. These sales may be made on the trading market, if any, or any other stock exchange, market or trading facility on which the shares are traded or otherwise at prices and on terms then prevailing or at prices related to the then current market prices, or in negotiated transactions.

The selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any discounts, commissions or concessions received by any selling shareholder, and any profits realized on the resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Because selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirement of the Securities Act. We will make copies of this prospectus available to the selling shareholders and inform them of the need to deliver a copy of this prospectus to each purchaser at or before the time of the sale. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders. In certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.

PLAN OF DISTRIBUTION

General

We are offering the right to subscribe for 500,000 shares of common stock at the offering price of $0.20 per share. Additionally, this prospectus relates to the resale by the selling shareholders of up to 367,000 shares of common stock. The plan of distribution for these shares is described above under “Selling Security Shareholders.”

As of the date of this prospectus, we have not retained, and we have no plans to retain, a broker-dealer in connection with the sale of the common stock in this offering. In the event that we retain a broker-dealer, which may be deemed an underwriter, we will file an amendment to the prospectus on file with the Securities and Exchange Commission of which this prospectus is a part. We propose to offer the shares directly in a self-underwritten offering, and no selling commissions or other compensation is to be paid to our executive officers in connection with the offer and sale of the shares. Accordingly, there is no commitment by any person to purchase any shares.

There is no arrangement to escrow, impound or return any of the proceeds received from this offering and the funds will be immediately available for our use. Because there is no minimum purchase requirement, the shares of common stock purchased by any one investor may be the only shares sold in the offering. To the extent that we realize offering proceeds insufficient in amount to implement our business plan, the shares of common stock purchased by an investor in this offering may be deprived of any value.

Our executive officers and directors, including Mr. Williams and Mr. Sarfoh, shall distribute prospectuses related to this offering. Mr. Williams and Mr. Sarfoh intend to distribute prospectuses to acquaintances, friends and business associates. We estimate that approximately 50 to 100 prospectuses will be distributed in this manner. Although Mr. Williams and Mr. Sarfoh are each an “associated person” of GCI, as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons:

i.

He or she is not subject to a “statutory disqualification,” as that term is defined in Section 3(a)(39) of the Exchange Act, at the time he or she participates in the sale of our common stock;

ii.

He or she will not be compensated for assisting in the sale of our common stock by the payment of a commission or other remuneration based, either directly or indirectly, on transactions in the common stock;

iii.

He or she is not an associated person of a broker or dealer at the time he or she participates in the sale of our common stock; and

iv.

He or she will restrict his or her participation to the following activities:

(a)

preparing any written communication or delivering the communication through the mail or other means that does not involve oral solicitation of a potential purchaser;

(b)

responding to inquiries of potential purchasers made in communications that they initiate; provided, however, that the content of the responses is limited to information contained in a prospectus filed under the Securities Act of 1933 or other offering document; and

(c)

performing ministerial and clerical work involved in effectuating any transaction.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. There has been no bankruptcy, receivership or similar proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The following table and subsequent discussion contain information concerning our directors and executive officers, including their names, ages, term, commencement date and positions.

Name	Age	Position	Term
Lawrence Williams, Jr	60	Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, Director	December 22, 2006
Kwajo Sarfoh	34	Secretary, Director	December 22, 2006

Lawrence Williams, Jr., was elected on December 22, 2006 to serve as our Chief Executive Officer, President and Director. On June 8, 2007 Mr. Williams was elected to serve as the Company’s Chief Financial Officer and Principal Accounting Officer. Prior to joining the Company, Mr. Williams served as a Vice President at JP Morgan Chase in their Small Businesses Group from April 1994 to April 2006. At JP Morgan Chase Mr. Williams managed a team with a $220 million Small Business Portfolio. Mr. Williams has a B. S. in Accounting from Hunter College and attended American Institute of Banking.

Kwajo Sarfoh, founder, serves as a Secretary and Director of the Company. Beginning January 2007, Mr. Sarfoh has been employed by RSM McGladrey as a tax consultant. Mr. Sarfoh is a founder of Securitas Edgar Filings, Inc., an EDGAR filing company formed in October 2005. From May 2005 to January 2007 Mr. Sarfoh practiced law at Sarfoh & Associates, LLP. From November 2003 to February 2005, Mr. Sarfoh was employed at Ernst & Young LLP as a senior tax associate in their Transaction Advisory Services Group. Beginning August 2001 through November 2003, Mr. Sarfoh worked at Deloitte & Touche LLP as a federal tax consultant. Mr. Sarfoh received a bachelor degree in economics from the State University of New York at Albany, a law degree from Boston University Law School, a masters in business administration from Boston University School of Management, and a masters of law in taxation from Georgetown University Law Center.

Mr. Williams works full-time for the Company.  Mr. Sarfoh will make himself available to the Company as required, but will not serve on a full-time basis.  It is estimated that Mr. Sarfoh will devote 10-20 hours per week to the Company’s activities.  There is no assurance that Mr. Sarfoh’s role with the Company may not conflict with his other activities.

Term of Office

Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.  Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Directors may be reimbursed by us for expenses incurred in attending meetings of the Board of Directors.  Vacancies in the Board are filled by majority vote of the remaining directors.

Committees of the Board of Directors

We have no audit committee or compensation committee or other board committee performing equivalent functions and no director serves as an audit committee financial expert because of the limited number of employees and lack of independent directors.  All functions of an audit committee and compensation committee are performed by the Board of Directors.

Compensation of Directors

We expect that any employee and non-employee directors in the future will receive compensation for their services as directors in an amount to be determined by our board.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We will provide to any person without charge, upon request, a copy of such code of ethics. Persons wishing to make such a request should do so in writing to the Secretary at Gateway Certifications, Inc., 250 West 57th Street, Suite 917, New York, NY 10107.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 22, 2007, certain information regarding the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, each director and executive officer and all directors and executive officers as a group:

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Prior to Offering as a Percentage of Total (3)	Post-Offering as a Percentage of Total (4)
Lawrence Williams, Jr.(2)	1,200,000	14.43%	13.61%
Kwajo Sarfoh(2)	4,387,500	52.75%	49.76%
Michael Belton	2,362,500	28.41%	26.79%
All Executive Officers and Directors as a Group (2 persons)	5,587,500	67.18%	63.37%

(1)

The persons named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)

Business Address is 250 West 57th Street, Suite 917, New York, NY 10107.

(3)

Includes the sale of 367,000 shares of our Common Stock to Selling Security Holders.

(4)

The Post-Offering Percentage is calculated by dividing the amount of shares beneficially owned by the sum of the total outstanding shares of common stock of the Company, 8,317,000, and the 500,000 shares of common stock offered for sale by the Company.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital common stock consists of 50,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus, there are 8,317,000 shares of common stock issued and outstanding, which are held of record by approximately 33 holders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends on our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus that has prepared or certified any part of this prospectus or has given an opinion on the validity of the securities being registered or upon the legal matters in connection with the registration or offering of the common stock was employed on a contingency basis. Further, no expert or counsel has or is to receive in connection with this offering, a substantial interest, direct or indirect, in GCI. No expert or counsel named in this prospectus has been connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

TRANSFER AGENT

Our transfer agent is Pacific Stock Transfer Company located at 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview

GCI was formed to assist women-owned, minority-owned and other qualifying businesses apply for and successfully complete and receive various federal, state, city, and private sector certifications so that these businesses may develop with the goal that they will successfully compete in the marketplace without the need for government assistance.

Certification is a process designed to ensure that a business is actually owned, controlled, and operated by the applicant women, minority or other qualifying individuals. Certifying entities, including government agencies and public and private sector corporations, require the review process to ensure that only firms that meet the eligibility criteria of the individual certifying programs are certified.

I.

GCI’s Certification Services

The Company was formed to provide certification services to women-owned, minority-owned and other qualified businesses that seek one or more of the following Certification Programs:

(1)

Minority Business Enterprises Certification (MBE)

(2)

Women’s Business Enterprise Certification (WBE)

(3)

Disadvantaged Business Enterprise Certification (DBE)

(4)

National Minority Suppliers Development Council Certification

(5)

National Women Business Owners Corporation Certification

(6)

State & City Certifications

(7)

SBA 8(a) Certification

(8)

SBA SDB Certification

GCI first determines if a business is eligible for certification and, if so, which certification(s) is/are appropriate based on the Minority Business’ industry, eligibility standing, current marketing strategies and opportunities that best suit its goals.

The process and associated tasks involved in certifying a client in one or more of the above Certification Programs includes, but is not limited to, the following:

➢

complete application preparation;

➢

due diligence of all documents required as part of application;

➢

assistance with procuring required documents;

➢

business background write-up for each owner, shareholder, partner and/or director;

➢

documentation of ownership and business history;

➢

assistance in selecting appropriate SIC and NAICS Codes for future procurement sources;

➢

assistance in preparation of personal statement of net worth for each owner, shareholder, partner and/or director;

➢

preparation of business waiver, if applicable;

➢

application submittal and tracking; and

➢

point of contact for certifying agencies;

Through our certification services, our overall business objective is to provide women, minority and other qualified small businesses with an opportunity to participate and compete in the American economy through government and corporate business development and to become independently competitive in the marketplace. The Company assists Minority Businesses through the process of certification.  The Company recognizes the historical lack of access that women, minorities and other disadvantaged individuals have had to the resources needed to develop their small businesses.

By law, federal agencies are required to establish contracting goals, such that a percentage of all government purchases are intended to go to small businesses. In addition, contract goals are established for small women-owned and minority-owned businesses; these government-wide goals, according to report by the SBA entitled “Minorities in Business, 2001”, which are not always achieved, are 5% and 5%, respectively. They are important, however, because federal agencies have a statutory obligation to consider small businesses for procurement opportunities, particularly small businesses certified as women and/or minority-owned.

II.

GCI’s Supplier Diversity Consulting Services

Certification, however, is just one small step in establishing a company as a certified women or minority-owned business. Although obtaining certification is beneficial, it is how a company utilizes it certification through applicable market segments that ultimately affects its bottom line. GCI will support applicants’ organizational efforts to obtain new business through a streamlined, strategic approach to public and private sector procurement.

GCI will assist certified companies procure new relationships, through direct marketing, within either the private and public procurement sector and specifically within Corporate 500 Supplier Diversity Programs (SDP's). We connect our clients with SDP's both locally and nationally based on each client's opportunities, capacity, individual expertise and strategic goals. This consists of compiling a portfolio for the certified Minority Business which is then followed by sending out the portfolio to various contracting officers of the respective governmental agency and/or private organization. The Company will also maintain and ensure that certified companies are on approved vendor lists and connected to quality client-specific opportunities.

Success in local or federal government procurement marketplace and private-sector SDP's requires diligence and careful planning. Certifying agencies, local and federal government agencies, and private-sector SDP's require applicants to comply with numerous regulations in order to achieve and maintain certifications, award eligibility and performance competency. Once certified, Minority Businesses often find themselves at a loss on how to utilize their certification, retrieve information on opportunities and respond to bid requests.

Marketing services include:

➢

customized sales and marketing campaigns targeting corporate supplier diversity markets or public sector procurement;

➢

preparing and managing supplier diversity vendor applications;

➢

submittal and tracking of supplier diversity applications; and

➢

additional vendor application verification/confirmation.

GSI will connect its clients with SDP's both locally and nationally based on each client's opportunities, capacity, individual expertise and strategic goals. The Company will help applicants determine which companies to apply with for preferred vender status as a certified women or minority owned business.

Although federal, state, city and local government agencies and public and private organizations do not and can not guarantee any specific amount of business for each firm, once certified, Minority Businesses achieve preferential access to bid for federal and private contracts that are related to their respective business concerns. Once successfully certified in one or more certification programs, the Company then assists Minority Businesses to secure business opportunities with federal, state and local government agencies and private-sector SDP.

The Market Need for Certification & Supplier Diversity Consulting Services

Socially and economically disadvantaged individuals represent a significant percentage of the U.S. population, and, yet, account for a disproportionately small percentage of total U.S. business revenues. As a result, federal and state governments and the private sector developed programs to promote Minority Business Enterprise (MBE) growth. Generally, these programs concentrated on business development and included sheltered markets, management and technical assistance, and preferred access to capital for smaller businesses.  According to a report by the U.S. Census Bureau entitled, 1992 Economic Census, Survey of Minority-Owned Business Enterprises, the combined efforts of the private and public sectors over the years has helped to create over 2 million minority firms, with sales in excess of $205 billion.

According to a 1999 report published by the U.S. Department of Commerce, Minority Business Development Agency, entitled, The Emerging Minority Marketplace, Minority Population Growth; 1995-2000, the recent population census report projects that minority populations, who now represent approximately 28% of the U.S. population, are expected to represent 50% by 2050. According to a paper prepared by The Asaba Group for the Joint Center of Political and Economic Studies and the Minority Business Roundtable, entitled, The Aspirations of Minority Businesses, the minority population will account for 108 million, which is 92% of the total incremental gain.

With their growing rates of business ownership, ethnic entrepreneurs and consumers will significantly impact the overall economy. According to the Asaba Group report,  from 1990 to 2000, Asians, African and Hispanics Americans have grown by 49.6%, 39% and 14.3%, respectively, while Anglo-American have witnessed a modest 4.4% growth over the same period.

The breakdown by ethnicity of the incremental growth is as follows:

•

Asian-Americans will grow by 21.5 million and will account for 8.2% of the population.

•

Hispanic-Americans will grow by 66 million and become the largest minority group with 25% of the total population.

•

African-Americans will grow by 20.6 million and constitute 13.4% of the population.

With this increase in population, minorities have also increased their share of economic power and the collective buying power of minorities is now estimated to exceed one trillion dollars.

Minorities are becoming better educated and talented. In addition, as minorities approach the ages between 35 and 40, the typical age range for starting new entrepreneurial ventures, more minorities will join the growing pool of highly educated and talented business entrepreneurs.

Given the increase in the minority populations and the growing pool of highly educated and talented minority business entrepreneurs, minority owned businesses have witnessed explosive growth during the last decade, and have doubled the growth rates of all firms in the US economy.

According to the Asaba Group report , from 1987 to 1992, the total number of firms in the US economy increased by 4.7% and corresponding sales rose by 10.75%. Contrasted with minority groups during the same period shows the following:

•

Hispanic American owned firms increased by 12.8% and sales rose by 24.11%.

•

Asian and Native American owned firms rose by 10% with sales increase of 23.98%.

•

African American owned firms increased by 7.9% and sales rose by 10.25%.

According to the 1992 US Census Survey of Minority Owned Business Enterprises (“SMOBE”) records (does not include corporations), there were approximately 1.9 million minority-owned businesses with total sales estimated at about $205 billion dollars. The breakout by minority group is as follows

•

Hispanic-American owned firms total 772,000 with total sales of $72.8 billion.

•

Asian-American owned firms total 504,000 with total sales of $91.7 billion.

•

African-American owned firms total 621,000 with sales of $32.3 billion.

•

Native-American owned firms total 102,000 with sales of $8.0 billion.

The new generation of minority entrepreneurs not only targets minority dominant markets, but also the general population. Increasingly, this generation of entrepreneurs not only posses the entrepreneurial skills of early generations, but are more educated and have gained credible experience within mainstream Corporate America. An important statistic, which highlights this trend, is the number of minority students conferred with a Master of Business Administration (MBA) degree. According to the Asaba Group report, this has increased over 300% since 1977.

This generation of entrepreneurs is focused on business-to-business market segments (construction, energy, distribution, transportation etc.). A look at the top minority businesses with sales greater than $200 million indicates that three quarters of these companies are in the business-to- business segments. These minority-owned and operated businesses compete in different sectors of the mainstream economy. Those that historically focused on minority niche markets now participate in broader new segments to achieve profitable growth.

Notwithstanding, minorities ownership rates, compared with non-minority business ownership rates, reveal striking differences. Estimates from the 2000 Census indicates that 11.8% of non-minority workers are self-employed business owners, whereas only 4.8% of African-American workers and 7.2% of Latino workers are business owners.

In addition to lower rates of business ownership, minority owned firms are less successful on average than non-minority firms. In particular, minority firms have lower sales, hire fewer employees, and have smaller payrolls than non-minority owned businesses. Minority-owned businesses also have lower sales and end-of-year assets, and are younger than businesses owned by non-minorities.

The relatively smaller number and weaker performance of minority-owned businesses in the US is a major concern among policymakers.  In response, a large number of federal, state, and local government programs and private organizations have provided set-asides and loans to minorities, women, and other disadvantaged groups.

Overview of Certification Programs

The Company believes that the certification programs and processes are very complex and fraught with the likelihood of application rejection for merely technical reasons.  We believe that this complexity tends to intimidate rather than attract otherwise qualified small businesses to one or more of these programs that were established to provide Minority Businesses with an opportunity to participate in the business sector and become independently competitive in the marketplace.

The application package for certification and the required attachments for these programs present a daunting challenge. The Company recognizes that not everyone who desires to apply for certification is qualified to participate because of the stringent regulations that govern these programs. The regulations are lengthy and complex, often leaving large areas open to subjective interpretation.  The Company believes that each of the various certification programs and processes are complex and fraught with the likelihood of application rejection for merely technical reasons.  In fact, it is estimated that over 70% of all certification applications are rejected, generally because of mistakes and inconsistencies.

To avoid enduring the appeals process, which can take 1-2 years and involve attorneys, or, in some instances involve a mandatory one-year wait for re-application, the Company’s certification procedures avoid many common mistakes and alerts applicants to any inconsistencies in their documentation. GCI assists Minority Businesses compile, phrase and present information in the form and manner required by certifying agencies and private organizations in order to successfully obtain certification.

Minority Owned Businesses (“MBE”)

A minority-owned business is a for-profit enterprise, regardless of size, physically located in the United States or its trust territories, which is owned, operated and controlled by minority group members. "Minority group members" are United States citizens who are Asian, Black, Hispanic and Native American.

Ownership by majority individuals means the business is at least 51% owned by such individuals or, in the case of a publicly-owned business, at least 51% of the stock is owned by one or more such individuals. Further, the management and daily operations are controlled by minority group members.

For purposes of the National Minority Supplier Development Council (“NMSDC”) program, a minority group member is an individual who is a U.S. citizen with at least 1/4 or 25% minimum (documentation to support claim of 25% required from applicant) of the following:

•

Asian-Indian - A U.S. citizen whose origins are from India, Pakistan and Bangladesh

•

Asian-Pacific - A U.S. citizen whose origins are from Japan, China, Indonesia, Malaysia, Taiwan, Korea, Vietnam, Laos, Cambodia, the Philippines, Thailand, Samoa, Guam, the U.S. Trust Territories of the Pacific or the Northern Marianas.

•

Black - A U.S. citizen having origins in any of the Black racial groups of Africa.

•

Hispanic - A U.S. citizen of true-born Hispanic heritage, from any of the Spanish-speaking areas of the following regions: Mexico, Central America, South America and the Caribbean Basin only. Brazilians shall be listed under Hispanic designation for review and certification purposes.

•

Native American - A person who is an American Indian, Eskimo, Aleut or Native Hawaiian, and regarded as such by the community of which the person claims to be a part. Native Americans must be documented members of a North American tribe, band or otherwise organized group of native people who are indigenous to the continental United States and proof can be provided through a Native American Blood Degree Certificate (i.e., tribal registry letter, tribal roll register number).

MBE Certification is done at the local or regional level.

Women Owned Businesses (“WBE”)

GCI believes that obtaining WBE certification is an important business development strategy for women business owners for three primary reasons. First, most local and national government purchasing agencies track and/or have programs for doing business with women business owners. Obtaining WBE certification is a way the purchasing agents obtain confidence that a business representing itself as woman-owned is in fact woman-owned. Second, in a similar manner many publicly-held corporations, as well as larger private corporations, also track and have programs for doing business with women-owned vendor companies and they also rely on WBE Certification. Third, most local, state, and federal government purchasing agencies track and have programs for doing business with women-owned companies

In order to become certified as a woman-owned business, the woman-owned business must demonstrate and show:

•

All prospective members must provide clear and documented evidence that at least 51% or more is women-owned, managed, and controlled.

•

The business must be open for at least six months.

•

The business owner must be a U.S. citizen or legal resident alien.

Further, the evidence submitted must indicate that:

•

The contribution of capital and/or expertise by the woman business owner is real and substantial and in proportion to the interest owned.

•

The woman business owner must direct or cause the direction of management, policy, fiscal, and operational matters.

•

The woman business owner shall have the ability to perform in the area of specialty or expertise without reliance on either the finances or resources of a firm that is not owned by a woman.

WBE Certification is done at the local or regional level.

National Minority Suppliers Development Council Certification

Providing a direct link between corporate America and minority-owned businesses is the primary objective of the National Minority Supplier Development Council (“NMSDC”), which we believe to be one of the country's leading business membership organizations. The NMSDC was chartered in 1972 to provide increased procurement and business opportunities for minority businesses of all sizes. An NMSDC certification is the accreditation most widely recognized by corporate America.

The NMSDC has standardized procedures to assure consistent and identical review and certification of minority-owned businesses. These businesses are certified by NMSDC's affiliate nearest to the company's headquarters. The NMSDC is the only national minority business development organization providing certification throughout the U.S.

The NMSDC’s definition of a minority-owned business is a for-profit enterprise, regardless of size, physically located in the United States or its trust territories, which is owned, operated and controlled by minority group members. "Minority group members" are United States citizens who are Asian, Black, Hispanic and Native American.  Ownership by minority individuals means the business is at least 51% owned by such individuals or, in the case of a publicly-owned business, at least 51% of the stock is owned by one or more such individuals. Further, the management and daily operations are controlled by those minority group members.

For purposes of NMSDC's program, a minority group member is an individual who is a U.S. citizen with at least 1/4 or 25% minimum (documentation to support claim of 25% required from applicant) of the following:

Asian-Indian:

A U.S. citizen whose origins are from India, Pakistan and Bangladesh.

Asian-Pacific:

A U.S. citizen whose origins are from Japan, China, Indonesia, Malaysia, Taiwan, Korea, Vietnam, Laos, Cambodia, the Philippines, Thailand, Samoa, Guam, the U.S. Trust Territories of the Pacific or the Northern Marianas.

Black:

A U.S. citizen having origins in any of the Black racial groups of Africa.

Hispanic:

A U.S. citizen of true-born Hispanic heritage, from any of the Spanish-speaking areas of the following regions: Mexico, Central America, South America and the Caribbean Basin only.  Brazilians shall be listed under Hispanic designation  for review and certification purposes.

Native American:

A person who is an American Indian, Eskimo, Aleut or Native Hawaiian, and regarded as such by the community of which the person claims to be a part. Native Americans must be documented members of a North American tribe, band or otherwise organized group of native people who are indigenous to the continental United States and proof can be provided through a Native American Blood Degree Certificate (i.e., tribal registry letter, tribal roll register number).

A minority business may be certified as a minority "controlled" enterprise if the minority owners own at least 30% of the economic equity of the firm.  This occurs when non-minority institutional investors contribute a majority of the firm’s risk capital (equity).  Under this special circumstance, a business may be certified as a minority "controlled" firm if the following criteria are met:

A.

Minority management/owners control the day-to-day operations of the firm.

B.

Minority management/owners retain a majority (no less than 51%) of the firm’s “voting equity”.

C.

Minority owner/s operationally control the board of directors (i.e., must appoint a majority of the board of directors).

The NMSDC Network includes a national office in New York and 39 regional councils across the country. Currently, there are 3,500 corporate members throughout the network, including most of America's largest publicly-owned, privately-owned and foreign-owned companies, as well as universities, hospitals and other buying institutions. The regional councils certify and match approximately 15,000 minority owned businesses (Asian, Black, Hispanic and Native American) with member corporations which want to purchase goods and services.  Once certified and part of the NMSDC Network, over two-thirds of minority business enterprises (MBEs) confirmed that business increased due to their partnerships with the NMSDC’s corporate members.

National Women Business Owners Corporation Certification

National Women Business Owners Corporation (“NWBOC”) provides a national certification program that verifies the ownership and control of businesses by a woman. This provides buyers the assurance that they are doing business with a woman owned and controlled business. It also guarantees that women are benefiting from the program initiatives designed to increase their representation in private and public contract awards.

NWBOC, a national 501(c)(3) not-for-profit corporation, was established to increase competition for corporate and government contracts through implementation of a pioneering economic development strategy for women business owners.

In order to be certified, the woman business owner must be in business at least six months; have customers/clients; be a U.S. citizen; and, be active in daily management in addition to the following:

1.

Ownership

A woman or women own(s) one of the following:

•

100% of the assets of a sole proprietorship;

•

at least 51.0% of the equity interests in a partnership;

•

at least 51.0% of each of the classes of voting stock and 51.0% of the aggregate of all stock outstanding determined by the percentage that would be distributed to the woman if the corporation was liquidated; or

•

at least 51.0% of the membership interests in a limited liability company.

2.

Control

A woman or women actively participates in the management of and controls one of the following:

•

100% of the control of a sole proprietorship;

•

at least 51.0% of the control of a general partnership;

•

woman owner is the general partner and, if there is more than one general partner, the managing general partner, of a limited partnership or limited liability partnership; or

•

a woman or women is the sole manager, able to appoint unconditionally the majority of managers of a manager managed LLC or has 51.0% control of a member managed LLC.

NWBOC provides a national certification program for women owned and controlled business as an alternative to the multiple state and local certifications required by many public and private sector agencies. Over 100 private and public agencies now accept NWBOC certification.

Small Disadvantaged Businesses (SDB) or Disadvantaged Business Enterprises (DBE)

In projects where federal funds are utilized, federal law mandates a number of requirements with respect to disadvantaged business enterprises ("DBEs"). In terms of public works and construction projects, federal funds are generally used to some extent for major transportation projects in particular. These requirements, which are under the jurisdiction of the United States Department of Transportation, include setting of DBE utilization goals, design and implementation of a DBE "program", monitoring and reporting.

To qualify as a DBE, the business must be owned and controlled by one or more socially and economically disadvantaged persons as defined by DBE Regulation 49 CFR Parts 23 and 26. The presumption of disadvantage is refutable. Businesses must submit evidence indicating that:

•

a minimum 51% ownership, control, and expertise of the individual(s); and

•

control of the daily management and operations of the individual(s)

The business’ size as measured by average annual gross receipts over the most recent three years must be under the specified dollar amounts. These size standards are set according to the business’ North American Industry Classification System (“NAICS”) code. Depending on the industry, these limits can range from $2.5 million averaged per year to $17.4 million averaged per year. Manufacturers, wholesalers and retailers must meet an employee size standard ranging between 500 to 1500 employees, depending on the NAICS classification, and their average three year gross sales must be less than $17.4 million.

Recently, changes to the DBE regulations require all owner applicants to complete a Statement of Disadvantage and a Personal Financial Statement. All eligible owners must affirm that they are members of a disadvantaged group (for example, an eligible ethnic minority or female). In addition, the personal net worth of each eligible owner applicant must be less than $750,000, excluding the values of the applicant’s ownership interest in the business seeking certification and the owner’s primary residence.

Generally, SDB and DBE certification is done at the local or regional level.

8(a) Designation and SDB Certification

The SBA administers two particular business assistance programs for small disadvantaged businesses. These programs are the 8(a) Business Development Program (“8(a)”) and the Small Disadvantaged Business Certification Program (“SDB”), discussed above. The 8(a) program offers a broad scope of assistance to socially and economically disadvantaged firms whereas the SDB certification strictly pertains to benefits in federal procurement. If a firm becomes 8(a) certified, they are automatically SDB certified as well. In contrast, if a firm becomes SDB certified, they are not 8(a) certified.

A business enterprise meets the basic requirements for admission to the 8(a) Business Development program if it is a small business which is unconditionally owned and controlled by one or more socially and economically disadvantaged individuals who are of good character and citizens of the United States, and which demonstrates potential for success.  This certification is geared more for socially and economically disadvantaged individuals as defined in the Small Business Act.

Program participation is divided into two stages: the developmental stage and the transitional stage. The developmental stage is four years and the transitional stage is five years. Participants are reviewed annually for compliance with eligibility requirements.

General requirements for 8(a) Certification include the following:

•

must be at least 51% owned and controlled by a socially and economically disadvantaged individual or individuals;

•

African Americans, Hispanic Americans, Asian Pacific Americans, Subcontinent Asian Americans, and Native Americans are presumed to qualify;

•

other individuals can be admitted into the program if they show through a preponderance of the evidence that they are disadvantaged because of race, ethnicity, gender, physical handicap or residence in an environment isolated from the mainstream of American society;

•

individuals must have a net worth of less than $250,000, excluding the equity of the business and primary residence;

•

must meet applicable size standards for small businesses in their industry; and

•

two (2) full years of business operations

The SBA 8(a) program is a nine year program. A firm may only be certified once under the 8(a) program. During the first 4 years of this program, firms are in a developmental stage or growth stage; for the next 5 years, firms are in a transitional stage. The 8(a) program is SBA's effort to promote equal access for socially and economically disadvantaged individuals to participate in the business sector of the nation's economy.

The SBA’s 8(a) Business Development Program delivered its 2005 Annual report to Congress.  The report noted that fiscal year 2005 marked the 37th year of SBA's 8(a) Business Development Program. During FY 2005, a total of 9,470 businesses participated in the 8(a) Business Development Program.  These firms made significant contributions to the Federal, state and local tax base and contributed an estimated 194,234 jobs in the Nation’s economy.  Between October 1, 2004, and September 30, 2005, a total of 1,477 new firms were certified to participate in the program.

The SBA requires certification of SDBs in order for them to become eligible for special bidding benefits when federal contracts are first put out for bidding. Under the government's reformed affirmative action rules, SDB certified firms are eligible for price evaluation adjustments of up to 10% when bidding on federal contracts in certain industries. The program also provides evaluation credits for prime contractors who achieve SDB subcontracting targets. The program is intended to help federal agencies achieve the government-wide goal of 5% SDB participation in prime contracting.

The SBA undertakes an extensive effort to provide contracting opportunities for those businesses that become certified under their 8(a) program. The SBA maintains close contact with various federal agencies to keep government personnel informed of the 8(a) program goals and procedures and to request that contract opportunities be reserved for the 8(a) program.  In actuality, there are some federal contracts that are set aside so that only 8(a) certified or SDB certified firms can bid on them. There are other cases, called sole source contracts, where federal contracts are awarded to 8(a) firms without being put out for open bidding.

The Market Opportunity For Certified Companies

Procurement programs are big business for small businesses.  According to the March 2004 press release issued by the SBA, the federal government awarded more than a quarter of its prime contracting dollars to small businesses in fiscal year 2003. The 2003 data indicated that small businesses performed $62.7 billion of business with the federal government as prime contractors. The dollars awarded in these contracts created or retained approximately 469,632 jobs.

By law, federal agencies are required to establish contracting goals, such that a predetermined percentage of all government purchases are intended to go to small businesses. In addition, contract goals are established for women-owned businesses, small disadvantaged businesses, firms located in HUBZones and service disabled veteran-owned businesses. These government-wide goals, which are not always achieved, are 5%, 5%, 3% and 3%, respectively. They are important, however, because federal agencies have a statutory obligation to reach-out and consider small businesses for procurement opportunities.

According to Fortune magazine, minority owned businesses sold over $50 billion in goods and services to Corporate America.  In 2000, 10 of the largest corporations collectively purchased more than $18 billion in products and services from minority and women owned suppliers.

The Company believes that the stringent, lengthy and complex regulations governing the various Federal, State, City and private sector certification programs present significant market opportunities for the Company’s certification and consulting services. Companies competing for small to medium to large government and private sector contracts often seek the assistance of an outside firm of experts that can manage the certification process and maximize the company's prospects of gaining certification approval and winning business from government agencies, private and public organizations.

Companies competing for small to mid to large-size contracts benefit significantly from having the certification process managed by an outside firm. Further, after a company is approved for certification and wins a government or private commercial sector contract, it often requires contract support services including program integration and management consulting services in order to fulfill the contract. Outside firms who have assisted in the preparation of the application for certification are uniquely qualified to provide such contract support services. Both of these areas represent a significant and growing market opportunity for the Company.

While already significant in size, the Company believes that a number of factors are causing the markets for certification management and supplier diversity procurement support services to continue to grow:

1.

Growth in the Minority Population

Minorities currently represent approximately 28% of the total population. Recent population census reports indicate that minority populations will represent a significant share of the US population by 2050. It is estimated that by the year 2010, minority population will represent one-third of the US population. In 2050, minority population is forecasted at about 50% of the total population. With their growing rates of business ownership, ethnic entrepreneurs and consumers will significantly impact the overall economy.

2.

Growth in Supplier Diversity Programs

The number of companies with supplier diversity programs has jumped in the past 18 months. The number of new national corporate members at the National Minority Supplier Development Corporation (“NSMDC”) has significantly increased in the past year to a current number of 3,500 participating firms. The number of companies committed to these programs is growing as more and more major corporations realize that strategic sourcing has taken a toll on their minority supplier relationships. Some companies have increased their commitment to minority suppliers by creating and maintaining internal company websites where suppliers can register, while others have automated their diversity programs for closer monitoring of diversity contracts, as well as the diversity spending of prime contractors and key suppliers.

Corporate minority business development programs provide a means for corporations to foster economic growth within the minority business community and to bring more minority entrepreneurs into the mainstream of the American free enterprise system. Minority communities realize increased capital investment and employment opportunities where corporations are successfully implementing minority business development programs. In addition, minority communities realize a reduced need for public assistance/social welfare programs, and an increased tax base.

Corporations also benefit from minority business development programs through expansion of their markets, a larger pool of qualified suppliers/contractors, and cost savings and higher quality due to increased competition. Many corporations see a direct correlation between minority business development and corporate economic development efforts in the communities where they do business. And as customer demographics move to a higher and higher percentage of minorities, corporations comfortable with cultural diversity and change and responsive to their customers will be the ones which thrive. Forward-looking corporations see minority business development as a value-added way of doing business, as well as part of being a good corporate citizen.

3.

Corporate Outsourcing

There has also been a trend among large corporations to increase efficiencies in the procurement and performance of government and commercial projects of all sizes. As a result, major companies are outsourcing more services, instead of maintaining and expanding internal groups. Through outsourcing, companies receive the trained expertise needed without incurring the overhead expenses associated with an in-house team.

4.

Government Outsourcing

In response to a reduced federal budget and demands for efficiencies in government operations, many projects that were once performed in house by the U.S. Government are now being outsourced to private industry. The increase in the number of these projects creates a corresponding opportunity to provide certification and SDC support services in connection with such projects.

5.

Diversity Purchasing

Companies are making moves to create a more positive profile as their customers place pressure on corporations for more minority purchasing. According to the NMSDC, diversity purchasing is on the rise, which reported that the total MWBE spent by corporate members for 2003 reached $80 billion, compared to $72.1 billion in 2002. This growth spurt is said to be partially due to the pressure corporations are putting on suppliers to make sure they carve out a portion of their contracts with certified women and minority business enterprises. Further, corporations have begun to take demographic shifts in the U.S. more seriously, noting the fast growth in minority populations and spending power and acknowledging that in a few decades’ minorities will account for 50% of the population.

The Company believes that purchasing from minority businesses is beneficial to the private sector companies in many ways. Some of the benefits include:

•

increased opportunities to buy locally, regionally, or nationally to ensure a good source of supply;

•

better quality products and services resulting from competition for the company’s business;

•

competitive edge when seeking government procurement opportunities that require firms to make every effort to use minority businesses;

•

more personalized service from companies because they are typically smaller and more eager for business;

•

enhanced product loyalty among minority consumers;

•

enhanced community relations/positive publicity based on the perception of the company as a good corporate citizen; and

•

greater flexibility of small businesses, which allows them to adjust more quickly to business needs.

COMPETITION

Providing professional certification and SDP support services to Minority Businesses is a highly competitive business.  The market for professional certification services to Minority Businesses is intensely competitive, highly fragmented and subject to rapid change. Some of our principal competitors are:

➢

EZCertify.com, a company founded in 1999, offers SBA, 8(a) BD and SDB certification.

➢

MBWE.com, which provides nationwide services to minority and women businesses to educate, mentor, and help leverage their capabilities to maximize opportunities and promote sustainability. MWBE.com also assists public agencies and prime contractors find qualified, certified MWBE companies that have the capability to meet or exceed requirements for products and services.

➢

MWBE Enterprises, Inc., which was established in 1998, assists women-owned businesses and minority-owned businesses in successfully achieving either Women's Business Enterprise certification (WBE), Minority Business Enterprises certification (MBE), Disadvantaged Business Enterprise (DBE) certification, 8a and or SDB designation.

➢

MinorityCertificaitons.com, a full service small business consulting company specializing in small business certifications and marketing. The company assists companies with various types of certifications at the national, federal, state, city and county level.

GCI’s certification and SDC services also compete with (i) law firms, (ii) independent firms which offer one or more of the services offered by the Company, (iii) smaller firms that have created a specialized niche in the marketplace, (iv) start-up companies entering the market and (v) federal and state government agencies and associations which offer one or more of the services offered by the Company.  Many of the Company’s competitors are larger and have greater financial resources. Many of these companies have a national presence and may have greater personnel, financial, technical and marketing resources.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

INTRODUCTION

The following Plan of Operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This prospectus contains certain statements of a forward-looking nature relating to future events or our future financial performance. We caution prospective investors that such statements involve risks and uncertainties and that actual events or results may differ materially. In evaluating such statements, prospective investors should specifically consider the various factors identified in this prospectus, including the matters set forth under the caption “Risk Factors” contained elsewhere in this prospectus, which could cause actual results to differ materially from those indicated by such forward-looking statements. We disclaim any obligation to update information contained in any forward-looking statement.

OVERVIEW

We are a development stage company with limited experience in the certification and supplier diversity consulting business.  From the date of our inception through March 31, 2007, we realized total revenues from certification services of $2,000 and a net loss of $(4,040), or $(0.00) per share.

We are a Nevada corporation formed on August 30, 2006 and our fiscal year ends on December 31. Since its incorporation the Company has had little revenues from operations and has incurred, and continues to incur, operating losses. The Company has authorized capital stock of 50,000,000 shares of common stock, par value $.001. Our principal executive offices are located at 250 West 57th Street, Suite 917, New York, NY 10107, and our telephone number is (212) 586-6103. Our website address is www.gcertifications.com.

RESULTS OF OPERATION

For the period from inception (August 30, 2006) to March 31, 2007

The Company is considered a development stage company. For the period from inception (August 30, 2006) to March 31, 2007, we generated revenues of $2,000.

The Company had total general and administrative costs of $6,004 consisting of organizational costs of $752, depreciation expense of $224, costs for outside services of $1,200, office expenses of $2,968, professional fees of $710 and New York franchise tax of $150. General and administrative expenses resulted in a net loss of $4,004.

Cash flows from financing activities consisted of proceeds from the issuance of common stock of $41,555.

CAPITAL RESOURCES AND LIQUIDITY

We had total assets of $40,796 as of March 31, 2007, which consisted solely of cash of $38,125, other receivables of $1,000 and equipment of $1,671 net of accumulated depreciation of $224

We had net working capital of $38,939 as of March 31, 2007.

From December 1, 2006 to March 31, 2007, the Company sold 367,000 shares of its common stock, par value $.001, at a price of $0.10 per share to thirty (30) investors in consideration for $36,700 contributed capital to the Company.

Our financial statements as of December 31, 2006 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm have issued their report dated June 11, 2007 that included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern ultimately is dependent on our ability to generate a profit which is dependent upon our ability to obtain additional capital or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will require approximately $35,000 to fund operations for the next 12 months and approximately $50,000 to fund planned expansions during the next 12 months.  We believe that cash on hand will be sufficient to fund our present operating requirements and that, assuming at least $50,000 of proceeds from the Company’s sale of newly issued shares, of which there can be no assurance, the proceeds from our Offering will be sufficient to fund planned expansions.

The Company does not expect significant revenue or cash flows from operations for the remainder of fiscal year 2007. There can be no assurance that any new capital would be available to the Company or that adequate funds for the Company's planned expanded operations, whether from the Company's revenues, financial markets, or other arrangements, will be available when needed or on terms satisfactory to the Company. Any additional financing may involve dilution to the Company's then-existing shareholders. At this time, no additional financing has been secured or identified. If the Company is unable to obtain debt and/or equity financing upon terms that the Company’s management deems sufficient, or at all, it may have a materially adverse impact upon the Company’s ability to pursue its business strategy. As a result, it may require the Company to delay, curtail or scale back some or its entire plan of operations.

PLAN OF OPERATIONS

GCI derives revenues by certifying Minority Businesses and by providing SDC services to pre-existing certified Minority Businesses. For our certification services, we charge a client a standardized rate for each certification, with percentage discounts for each additional certification a client may request at the time the contract is entered into.  If applicable, additional fees may also apply during the certification process depending upon the status of client records, including but not limited to, article or certificate of incorporation, bylaws, operating agreement, corporate minutes of shareholders and board of directors, financial statements preparation, including balance sheet and profit and loss statement, etc.

For SDC services provided to pre-existing certified Minority Businesses, we charge a consulting fee ranging from 5% - 7% of the total gross contract amount for each contract the certified Minority Business acquires as a result of our efforts. For non-certified clients that we successfully obtain certification for under one or more of the various Certification Programs, our contracts will generally provide for a consulting fee ranging from 4% - 6% of the aggregate contract amount the client acquires over the course of a two year term.

Our strategy is to achieve high levels of customer satisfaction and repeat business and to establish recognition and acceptance of our business.  To accomplish this, during the next twelve months we plan to take the following steps in connection with the implementation of our plan of operations:

THIRD QUARTER 2007 (JULY 2007- SEPTEMBER 2007):

Direct  Targeted Marketing

To generate revenues over the next three months for both our certification and supplier diversity consulting services, we are implementing our direct targeted marketing strategy. This strategy is aimed at owners and senior executives of both non-certified and pre-existing certified Minority Businesses located within New

York and New Jersey.  According to 1997 US Census Bureau data, there were over 1,509,829 and 654,227minority and women owned businesses located within New York and New Jersey, respectively. Further, according to the 1997 US Census Bureau data, New York was amongst the top five cities with the largest number of women-owned companies, consisting of 167,898 firms, with the services industry representing approximately 55% of this amount.

Based upon sales and receipts, employees, and payroll statistics obtained from the 1997 US Census Bureau data, in conjunction with corporate, federal and state procurement opportunities available in New York and New Jersey, the Company is focusing its efforts over the next twelve months primarily with companies within the construction, manufacturing, retail and service industries. In May of 2007, we purchased the 2007 New York and New Jersey Minority Business Directory (“Directory”).  By industry, the Directory contains the business name, location and contact information, contact individual and information indicating the minority class and gender ownership of the company.

On May 24, 2007, GCI became a member of the National Minority Business Council, Inc. (“Council”) located in New York City. Our membership in the Council is due to expire on May 31, 2008. The Council’s members are comprised of companies that are both non-certified and certified. Within the Council, we plan to market our certification and SDC services. Depending upon our ability to generate revenues from the members of and its relationship with the Council, the Company has identified other such membership organizations with which it may also become a member in the future, including, but not limited to, the National Hispanic Business Group, the Association of Hispanic Entrepreneurs, Hispanic Chamber of Commerce and Asian Women in Business.

Over the next three months of operations we will directly contact approximately two hundred and eighty (280) minority business owners (MBO’s), or an average of approximately ninety three (93) MBO’s in each of the next three months, based upon the following schedule:

Certification Services				Supplier Diversity Consulting Services Certified Minority Businesses
Industry	Month 1	Month 2	Month 3	Industry	Month 1	Month 2	Month 3
Construction	10	15	25	Construction	10	15	25
Service	10	15	25	Service	10	15	25
Retail	5	5	10	Retail	5	5	10
Manufacturing	5	5	10	Manufacturing	5	5	10
	30	40	70		30	40	70

Sales Brochure

We have begun to develop sales materials that we believe will not be completed and available for our direct targeting initiative until the end of this three month period. We believe that the costs to create the sales materials, consisting of mostly images and brochure design, will be approximately $2,500.

Search Engine Optimization

The Company plans to engage a professional search engine company to increase traffic to its website through the use of organic optimization, professional copywriting and effective link building efforts to obtain top natural listings. We believe that moving our website URL to the top of the search results for ‘certification’ by manual submission to the top major search engines, such as Yahoo, Google, MSN, Altavista, and AOL, will transform our website into a powerful source of business development in the Company’s niche market and is therefore a primary objective for the Company in the next three months of operations.  We believe that when done correctly, search engine positioning can increase web traffic and ultimately revenues and we have narrowed our search and identified two companies that we believe will be able to provide us with an effective online presence. We plan to engage one of the two companies within the next 4-6 weeks for a service contract to be provided on either a monthly basis or for a renewable one year term. Based upon the pricing structure of both companies, we believe that search engine optimization efforts will cost the Company approximately $400 per month, or, $4,800, over the next twelve months of operations.

Conferences & Seminars

To generate market awareness, build prospective sales channels and to gain access and develop relationships with qualified minority companies, management has attended and will continue to attend seminars and conferences. On March 28, 2007, the Company attended the “M/WBE Certification Prep Course” offered by the New York City Department of Small Business Services (“NYC SBS”). On April 3, 2007, the Company attended NYC SBS’s “How to Sell to Government.” On May 15, 2007, the Company attended a networking event held by the Minority Business Directory and was able to schedule meetings for July with two prospective clients seeking certification services.  On May 17, 2007, we attended the Asian Women in Business Annual Conference at The Bank of New York located in New York City.

On August 14, 2007, we will be attending the Manhattan Networking Group Conference organized by the Manhattan Chamber of Commerce, a recurring event held on the second Tuesday of every month. On August 16, 2007, we will be attending a networking opportunity entitled “Toot Your Own Horn” sponsored by Time Warner Cable, Jet Blue Airways, Micro Office and American Express, a recurring event held on the third Thursday of each month. On Friday, September14, 2007, the Company will attend NYC SBS’s “How to Respond to an RFP” and on September 19, 2007 through September 21, 2007, Management plans to attend the National Minority Supplier Development Council’s conference to be held at Foxwood Resort Casino.

Press Releases

To aid in crafting its image and brand, and to generate market awareness for our services, GCI will engage an independent contractor to write press releases discussing the benefits of its service offerings. GCI management understands the importance of a comprehensive marketing program to maximize its ability to market and sell the services it offers and, although no contact has been initiated by GCI, GCI has identified a company to disseminate the press releases. The Company plans to engage this company for the following: (1) Trade Industry Specific distribution; (2) Hispanic, Black Media & Asian American Newsline distribution, and (3) New York Metro distribution services. In addition to the fees for the independent contractor’s services, the Company estimates a cost of $1,500 on a semi-annual basis to implement this initiative.

Certification Manual

For Minority Businesses opting to go through the certification process internally, the Company is currently in the process of developing a Certification Manual (“Manual”) that contains all of the official instructions and guidelines for women and minority owned business certification, including instructions and guidelines for each state’s processing centers.

The Manual will contain every states certification application, including the names, addresses and current contact information for every certifying agency available in the United States. The Manual will describe in detail every major application thereby allowing the applicant to determine the applicable certifications it qualifies for, appropriate certifications based on industry specific qualifiers, and identify the certifications that will provide the largest market share for the prospective applicants business.

The Manual will be structured by state and will contain a straight-forward business guide on the entire process of minority and women owned business certification and will contain the following applications: WBE, MBE, DBE, 8a and SDB. The Manual will be professionally edited and written to be easily understood.  Once completed, the Manual will be available for purchase on the Company’s website. At this time, we estimate that the Manual will be completed in first quarter of 2008 and cost approximately $2,000 to produce.

FOURTH QUARTER 2007 (OCTOBER 2007- DECEMBER 2007):

We intend to implement our sales and marketing efforts discussed above by utilizing our now complete sales materials in our direct target marketing efforts and management's attendance at various industry conferences. We also intend to develop and leverage relationships with law firms and accounting firms to gain access to their clients that are women and minority owned for the purpose of gaining these companies as our clients. We believe this strategy will be an important part of our early growth.

Direct  Targeted Marketing:

Over the next three months we will directly contact approximately four hundred and twenty (420) MBO’s, or one hundred (140) in each of the three months, based upon the following schedule:

Certification Services				Supplier Diversity Consulting Services Certified Minority Businesses
Industry	Month 4	Month 5	Month 6	Industry	Month 4	Month 5	Month 6
Construction	25	25	25	Construction	25	25	25
Service	25	25	25	Service	25	25	25
Retail	10	10	10	Retail	10	10	10
Manufacturing	10	10	10	Manufacturing	10	10	10
	70	70	70		70	70	70

Conferences & Seminars

On October 16, 2007, we plan to attend the “2007 Asian Women in Business Leadership Awards Dinner, Twelfth Anniversary Gala where top Asian women executives will be featured and honored. On November 29, 2007, management will attend the US Small Business Administration Business Development Program Seminar in New York City on 8(a) and SDB pre certification.

Public Offering

During this period, assuming our prospectus has been declared effective, we plan to raise additional capital though the sale of additional equity. GCI is offering a maximum of 500,000 shares of our common stock for sale at $.20 per share on a best-efforts basis. If fully subscribed, net proceeds from the sale of these shares will be equal to approximately $100,000 for all 500,000 shares. There is no minimum amount of shares we must sell. The Offering will continue until all 500,000 shares of common stock are sold, the expiration of  90 days from the date of this prospectus, which period may be extended for up to an additional 90 days in our discretion, or until we elect to terminate the Offering, whichever event occurs first. If all 500,000 shares are not sold within this period, the Offering for the balance of the shares will terminate and no further shares will be sold.

FIRST QUARTER 2008 (JANUARY 2008- MARCH 2008):

Direct  Targeted Marketing:

Over the next three months of operations we will directly contact approximately six hundred (600) MBO’s, or two hundred (200) in each of the three months, based upon the following schedule:

Certification Services				Supplier Diversity Consulting Services Certified Minority Businesses
Industry	Month 10	Month 11	Month 12	Industry	Month 10	Month 11	Month 12
Construction	40	40	40	Construction	40	40	40
Service	40	40	40	Service	40	40	40
Retail	10	10	10	Retail	10	10	10
Manufacturing	10	10	10	Manufacturing	10	10	10
	100	100	100		100	100	100

The Company plans to have completed the Manual and it will begin to offer the Manual for sale to those companies opting out of our service offerings and planning to go through the certification process themselves.

SECOND QUARTER 2008 (APRIL 2008- JUNE 2008):

Advertising

We believe that building awareness of our certification service offerings will be critical in creating our customer base and plan to market and advertise to enhance our brand recognition with Minority Businesses.   We also plan to advertise through traditional and non- traditional media such as local newspapers and industry-specific publications, as well as over the Internet.

Specifically, GCI’s primary marketing efforts in months 9-12 will center on paid advertisements in magazines and trade journals. The Company plans to run marketing advertisements in business, women and minority oriented magazines and journals including, but not limited to, Minority Business Entrepreneur, Hispanic Business Magazine, Black Enterprise and Asia Enterprise. See “Use of Proceeds” beginning on page 16 for an estimated allocation of Offering proceeds to Marketing and Advertising costs.

Direct  Targeted Marketing:

Over the next three months of operations we will directly contact approximately six hundred (600) MBO’s, or two hundred (200) in each of the three months, based upon the following schedule:

Certification Services				Supplier Diversity Consulting Services Certified Minority Businesses
Industry	Month 10	Month 11	Month 12	Industry	Month 10	Month 11	Month 12
Construction	40	40	40	Construction	40	40	40
Service	40	40	40	Service	40	40	40
Retail	10	10	10	Retail	10	10	10
Manufacturing	10	10	10	Manufacturing	10	10	10
	100	100	100		100	100	100

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that have or are  reasonably  likely  to  have  a  current  or future effect on our financial  condition,  changes  in  financial  condition,  revenues or expenses, results  of  operations,  liquidity,  capital expenditures, or capital resources that  is  material  to  investors.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended December 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement:

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting.

•

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

•

of  the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

•

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 1 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

RECENT DEVELOPMENTS

On January 1, 2007, the Company executed its first contract for certification services with Padua Lugo, Ltd (“Padua”), a 100% Hispanic-owned business. The material terms of the contract provide that GCI would be paid $2,000 for certification services, which it received on January 2, 2007, and provides for $250 a month for supplier diversity consulting services and 2%-5% of gross contract amounts that GCI is directly responsible for securing on behalf of Padua once it is successfully certified.

On May 15, 2007, Mr. Williams attended a networking event held by the Minority Business Directory and was able to schedule meetings in July with two prospective clients seeking certification and SDC services.

DESCRIPTION OF PROPERTY

Our executive offices are located at 250 West 57th Street, Suite 917, New York, NY 10107. On May 1, 2007 we entered into a one-year renewable sublease for this space for $811.75 per month commencing as of May 1, 2007. The sublease agreement also provides that we are responsible for fifty percent (50%) of the monthly general office building expenses which we are sharing with the sublessor. The sublease expires on April 30, 2008 and is renewable for an additional year until April 30, 2009. The Company believes that this space will be sufficient for its needs for the period ending April 30, 2008 or until such time as Company growth necessitates the need to find larger office space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 29, 2006, the Company issued 4,387,500 shares of the Company’s common stock, par value $.001, to Kwajo Sarfoh, President and CEO, in consideration for cash and equipment valued at $4,387.50 to the Company.

On December 22, 2006 the Company issued Lawrence A. Williams, Jr., 1,200,000 shares of the Company's common stock, par value $.001, in consideration for services performed valued at $1,200 capital contributed to the Company.

At December 31, 2006 the Company had a receivable representing an unsecured non-interest bearing advance to a shareholder totaling $835. The advance was repaid by the shareholder in the first week of the subsequent fiscal year.

As at June 22, 2007, the two directors and officers own more than 10% each of the Company, and together this group controls 67% of the common stock of the Company.

The Company utilizes the services of Securitas Edgar Filings, Inc., which is controlled by Mr. Sarfoh, for the preparation and filing of certain documents with the U.S. Securities and Exchange Commission.  The fees paid for such services are consistent with fees charged by competitive companies offering comparable services.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock currently is not quoted on any market and should be considered totally illiquid, which inhibits investors’ ability to resell their shares. No market may ever develop for our common stock or, if developed, may not be sustained in the future. Once we meet the qualifications, if ever, we intend to apply for quotation of our common stock on the OTCBB. We plan to contract with a broker-dealer to file a Form 15c2-11 with NASD Regulation, Inc., in order to have our shares listed on the OTCBB. No assurance can be given that a broker-dealer will contract with us or, if one does so, that NASD Regulation will approve our Form 15c2-11 and permit the common stock to be listed for trading on the  OTCBB. If our common stock is not quoted on the OTCBB, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the shares. The over-the-counter market differs from national and regional stock exchanges in that:

•

it operates through communication of bids, offers and confirmations among broker-dealers, not in a single location; and

•

one or more broker-dealers in lieu of the "specialist" common stock exchanges offer the securities admitted for quotation.

OTCBB Considerations

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB.  The Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can de-list issuers for not meeting those standards, the OTCBB has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.  The NASD cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion on the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCBB rather than on NASDAQ.  Investors' orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade securities listed on the OTCBB.  Investors do not have direct access to the OTCBB service.  Securities listed on the OTCBB only have to have one market maker.

OTCBB transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders (an order to buy or sell a specific number of shares at the current market price) it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in these securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to these penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their shares. We have no public market for our stock and there is no assurance one will develop.

HOLDERS OF OUR COMMON STOCK

As of the date of this prospectus, Gateway Certifications, Inc. has 33 registered shareholders.

RULE 144 SHARES

At present, the 5,587,500 shares of our common stock, beneficially owned by Messrs. Williams and Sarfoh, are not available for resale to the public pursuant to Rule 144 of the Securities Act of 1933. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

(1)

One percent of the number of shares of GCI’s common stock then outstanding which, in the case of GCI, will equal approximately 83,170 shares as of the date of this prospectus; or

(2)

The average weekly trading volume of GCI’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about GCI. As of the date of this prospectus there are no shares owned that would qualify under Rule 144. In the future, Messrs. Messrs. Williams and Sarfoh intend to offer their shares for resale to the public pursuant to Rule 144 of the Securities Act of 1933.

Under  Rule  144(k), a person who is not one of our company’s affiliates at  any  time  during the three months preceding a  sale,  and  who  has beneficially  owned  the shares proposed to be sold  for  at  least  two years, is entitled to sell shares without complying with the manner  of sale, public information, volume limitation or notice provisions of Rule 144.

EXECUTIVE COMPENSATION

The following table sets forth the compensation (including cash bonuses) paid or accrued by us to our Chief Executive Officer and our two most highly compensated officers other than the Chief Executive Officer from inception (August 30, 2006) to March 31, 2007.

Change in
Pension Value
and Non-
Qualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Lawrence Williams, Jr.	2006	-	-	-	-	-	-	1,200	1,200
CEO, President
	2007	-	-	-	-	-	-	-	-

Outstanding Equity Awards at Fiscal Year-End Table.

The following table sets forth information with respect to grants of options to purchase our common stock to the named executive officers from inception (August 30, 2006) to March 31, 2007.

Equity
Incentive
Plan
Awards:
								Equity	Market
			Equity					Incentive	or Payout
			Incentive					Plan Awards:	Value of
			Plan Awards:					Number of	Unearned
			Number of					Unearned	Shares,
	Number of	Number of	Securities			Number of	Market Value	Shares,	Units or
	Securities	Securities	Underlying			Shares or	of Shares or	Units or	Other
	Underlying	Underlying	Unexercised			Units of	Units of	Other Rights	Rights
	Unexercised	Unexercised	Unearned	Option	Option	Stock That	Stock That	That Have	That Have
	Options	Options	Options(#)	Exercise	Expiration	Have Not	Have Not	Not	Not
Name	(#) Exercisable	(#) Unexercisable	($)	Price($)	Date	Vested (#)	Vested (#)	Vested (#)	Vested ($)
			-	-	-	-	-	-	-

Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made from inception (August 30, 2006) to March 31, 2007.

Change in
Pension Value
and
				Non-Equity	Nonqualified
	Fees Earned			Incentive Plan	Deferred	All Other
	or Paid in	Stock	Option	Compensation	Compensation	Compensation
Name (a)	Cash ($) (b)	Awards ($) (c)	Awards ($) (d)	($) (e)	Earnings (f)	($) (g)	Total ($) (h)
	-	-	-	-	-	-	-

Employment Agreements

On December 22, 2006, the Company and Lawrence Williams, Jr., our CEO, President, Chief Financial Officer, Principal Financial and Accounting Officer and a Director entered into an employment agreement that currently extends until December 22, 2008. The employment contract provides for an initial term of employment of two years, which is automatically extended for an additional one year term unless either party notifies the other of its intention not to renew for an additional year at least 30 days prior to the expiration of the then current term. As compensation, Mr. Williams will be paid thirty percent (30%) of the gross revenues he derives on behalf of the Company. In addition, the employment agreement contains a non-disclosure and a non-compete clause for a period of 12 months from the date of his departure or termination from the Company.

EXPERTS

Our financial statements from inception (August 30, 2006) through December 31, 2006 appearing in this prospectus have been audited by D'Arcangelo & Co., LLP, an independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by Robert Diener, Esq., our independent legal counsel.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Gateway Certifications, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

GATEWAY CERTIFICATAIONS, INC.

FINANCIAL STATEMENTS

D'Arcangelo & Co., LLP

510 Haight Ave.

Poughkeepsie, NY 12603

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Gateway Certifications, Inc.

We have audited the accompanying balance sheet of Gateway Certifications, Inc. (a development stage company) as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from August 30, 2006 (inception) to December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designating audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gateway Certifications, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period from August 30, 2006 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not generated any operating revenue in 2006 and will depend on its success in obtaining equity financing in an amount sufficient to support its operations for the foreseeable future, which raises substantial doubt about its ability to continue as a going concern.   These financial statements do not include any adjustments that might result from this uncertainty.

June 11, 2007

Poughkeepsie, New York

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

BALANCE SHEET

December 31, 2006

ASSETS

Current assets
Cash	$ 3,390
Other receivable	835
Total current assets		$ 4,225

Equipment, net of accumulated depreciation of $128		1,767

Total assets		$ 5,992

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Unearned revenue	$ 2,000
Income taxes payable	150
Total current liabilities		$ 2,150

Stockholders' equity
Common stock $.001 par value, 50,000,000 shares
authorized, 7,950,000 shares issued and outstanding	7,950
Deficit accumulated during the development stage	(4,108)
Total stockholders' equity		3,842

Total liabilities and stockholders' equity		$ 5,992

The accompanying notes are an integral part of these financial statements.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from inception (August 30, 2006) to December 31, 2006

Revenue		$ -

General and administrative expenses
Organization costs	$ 752
Depreciation expense	128
Outside services	1,200
Office expense	1,168
Professional fees	710
Franchise tax	150
Total general and administrative expenses		4,108

Net loss		$ (4,108)

Net loss per common shares outstanding		$ (0.0007)

Weighted average shares outstanding:
Basic and diluted		6,193,736

The accompanying notes are an integral part of these financial statements.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

For the period from inception (August 30, 2006) to December 31, 2006

			Deficit Accumulated
	Common Stock		During the
	Shares	Amount	Development Stage	Total
Capital stock issued for cash,
services and asset contributions	7,950,000	$ 7,950	$ -	$ 7,950

Net loss	-	-	(4,108)	(4,108)

Balance, December 31, 2006	7,950,000	$ 7,950	$ (4,108)	$ 3,842

The accompanying notes are an integral part of these financial statements.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from inception (August 30, 2006) to December 31, 2006

Cash flows from operating activities
Net loss		$ (4,108)
Adjustments to reconcile net loss to net
cash used in operating activities
Depreciation	$ 128
Outside services in exchange for common stock	1,200
Increase in:
Other receivable	(835)
Unearned income	2,000
Income taxes payable	150	2,643
Net cash used in operating activities		(1,465)

Cash flows from financing activities
Proceeds from issuance of common stock		4,855

Net increase in cash		3,390

Cash, beginning of period		-

Cash, end of period		$ 3,390

Supplemental disclosures of non-cash investment activities
During the period ending December 31, 2006, equipment with a value of $1,895 was contributed to the Company in exchange for common stock. This contribution and related issuance of common stock has been excluded from the statement of cash flows presented.

The accompanying notes are an integral part of these financial statements.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

1.

Business Description and Summary of Significant Accounting Policies

Nature of business

Gateway Certifications, Inc. (the “Company”) is a development stage company that was incorporated in Nevada on August 30, 2006.  The Company provides certification services to women and minority-owned businesses that seek Minority Business Enterprise certification (MBE) and Women’s Business Enterprise certification (WBE).  Once successfully certified in one or more certification programs, the Company then assists women and minority-owned businesses to secure business opportunities with federal, state and local government agencies and private-sector Supplier Diversity Programs.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period.  Actual results could differ from those estimates.  Estimates are used in the determination of depreciation and income taxes.

Revenue recognition

The Company’s revenues are derived from consulting and certification services.  Revenues are recognized once realizable and earned.  Revenues from services and related cost of services will be recognized when a letter of intent is executed, a non-refundable deposit is made, and the services requested have commenced.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers cash at banks and all short-term securities purchased with an original maturity of three months or less to be cash and cash equivalents.

Equipment

Equipment is recorded at cost and depreciation is accumulated using the straight-line method over the estimated useful lives of the assets.  Routine repairs and maintenance costs are charged to operations as incurred.  Depreciation expense for the year ended December 31, 2006 was $128.

Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards, No. 109, “Accounting for Income Taxes”, which requires the use of the “liability method” of accounting for income taxes.  Accordingly, deferred tax assets and liabilities are determined based upon the differences between the financial statement and tax bases of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse.  Current income taxes are based upon the year’s taxable income for federal and state income tax reporting purposes.

1.

Business Description and Summary of Significant Accounting Policies, continued

Net loss per share

Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average of common shares outstanding during the period.  Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless the effect is anti-dilutive, thereby reducing the loss or increasing the income per common share.

Recent accounting pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flows.

2.

Going Concern

Since inception, the Company has been considered a development stage company and has not generated any operating revenue.  There is substantial doubt that the Company will generate sufficient revenues during 2006 to meet its operating cash requirements.  Accordingly, the Company’s ability to continue operations through 2006 depends on its success in obtaining equity financing in an amount sufficient to support its operations.  This raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.  In the first quarter of 2007, the Company raised additional capital with an Offering Memorandum disclosed in Note 8.

3.

Income Taxes

At December 31, 2006, the Company has a net operating loss of ($4,108), which expires in 2026.  This net operating loss provides a future tax benefit of approximately $1,438 computed at the statutory rate.  This future tax benefit has a valuation allowance of $1,438.

4.

Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of its ordinary course of business.  Management believes that there are no claims or actions pending or threatened against the Company that the ultimate disposition of which would have a material impact on the Company’s financial position, results of operations or cash flows.

5.

Related Party Transactions

Through April 30, 2007, the Company utilized office space on a rent free basis from Sarfoh & Associates, LLP.  A Director of the Company is a partner in Sarfoh & Associates, LLP.  As of May 1, 2007, the Company commenced a one-year renewable sublease at a rate of $812 per month with the additional responsibility for fifty-percent of the monthly general office building expenses.  The sub-lease expires on April 30, 2008 and is renewable for an additional year through April 30, 2009.  Future minimum lease payments are $6,496 and $3,248 for the years ending December 31, 2007 and 2008, respectively.

The other receivable was an unsecured, non-interest bearing advance to a shareholder totaling $835 at December 31, 2006.  The advance was repaid by the shareholder in the first week of the subsequent fiscal year.

Equity transactions with related parties are disclosed in Note 6.

6.

Equity Transactions

Related party

On September 29, 2006, the Company issued 4,387,500 shares of the Company’s common stock, par value $.001, to Kwajo Sarfoh, President and CEO in consideration for cash and equipment valued at $4,387 contributed capital to the Company.  On September 30, 2006, the Company issued 130,980 shares of the Company’s common stock, par value $.001, to Michael Belton, Secretary and CFO in consideration for $131 contributed capital to the Company.

On October 27, 2006, the Company issued 2,231,520 shares of the Company’s common stock, par value $.001 to Michael Belton, Secretary and CFO in consideration for $2,232 contributed capital to the Company.

On December 22, 2006, the Company reassigned Kwajo Sarfoh as Director and elected Lawrence Williams, Jr. as President and CEO.  This move was executed in tandem with the Company issuing 1,200,000 shares of the Company’s common stock, par value $.001, to Lawrence Williams, Jr., newly elected President and CEO in consideration for services performed valued at $1,200 contributed capital to the Company.

7.

Compensation Arrangements

The Company has entered into an employment agreement with Lawrence Williams, Jr. to serve as both Chief Executive Officer and President.  The agreement is in effect from December 22, 2006 and shall continue for a term of twenty-four months and shall be renewed annually thereafter unless terminated by the Company or Mr. Williams.  As indicated in Note 6, Mr. Williams received 1,200,000 shares of the Company’s common stock in consideration for services performed valued at $1,200 contributed capital to the Company.  Mr. Williams shall also be paid a base compensation of thirty percent of revenues derived by the Company.  The Base Compensation shall be reviewed each year and may be increased in the sole discretion of the Company’s Board of Director’s, and the employee is also eligible to receive a bonus per the discretion of the Company’s Board of Directors.

8.

Subsequent Event

On December 1, 2006, Gateway Certifications, Inc. commenced an Offering Memorandum of 1,000,000 shares of common stock, $.001 par value per share, at $.10 per share.  The offering was made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Security Act of 1933, as amended.  The offering closed on March 31, 2007 and resulted in subscription agreements totaling agreements to purchase 367,000 shares of common stock, par value $.001, to thirty investors in consideration of $36,700 contributed capital to the Company.

A sub-lease agreement which commenced May 1, 2007 with a related party is disclosed in Note 5.

On May 14, 2007, Gateway Certifications, Inc. appointed Pacific Stock Transfer Company to be the transfer agent of the securities of the Company.

On June 8, 2007, Gateway Certifications, Inc. accepted the resignation of Michael Belton as Chief Financial Officer, Principal Accounting Officer, and as a Director of the Company.  Mr. Belton’s resignation was necessitated because of a conflict of interest which arose in May, 2007. Upon acceptance of Mr. Belton’s resignation from these positions, the Company then elected Lawrence Williams, Jr. to serve as the Company’s Chief Financial Officer and Principal Accounting Officer.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

CONDENSED BALANCE SHEETS

(Unaudited)

March 31, 2007 and December 31, 2006

	March 31,
	2007	December 31,
	(Unaudited)	2 0 0 6
ASSETS
Current assets
Cash	$ 38,125	$ 3,390
Other receivable	1,000	835
Total current assets	39,125	4,225

Equipment, net of accumulated depreciation
of $224 and $128, respectively	1,671	1,767

Total assets	$ 40,796	$ 5,992

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Unearned revenue	$ -	$ 2,000
Income taxes payable	186	150
Total current liabilities	186	2,150

Stockholders' equity
Common stock $.001 par value, 50,000,000 shares
authorized, 8,317,000 and 7,950,000 shares issued
and outstanding, respectively	8,317	7,950
Additional paid in capital	36,333	-
Deficit accumulated during the development stage	(4,040)	(4,108)
Total stockholders' equity	40,610	3,842

Total liabilities and stockholders' equity	$ 40,796	$ 5,992

See accompanying notes.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

Three months ended March 31, 2007 and for the period from

  August 30, 2006 (inception) to March 31, 2007

	Three Months	Cumulative From
	Ended	Inception to
	March 31, 2007	March 31, 2007

Revenue	$ 2,000	$ 2,000

General and administrative expenses
Organization costs	-	752
Depreciation expense	96	224
Outside services	-	1,200
Office expense	1,800	2,968
Professional fees	-	710
Franchise tax	-	150
Total general and administrative expenses	1,896	6,004

Net income/(loss) before income taxes/benefit	104	(4,004)
Federal income tax	36	36

Net income/(loss)	$ 68	$ (4,040)

Net loss per common shares outstanding	$0.00

Weighted average shares outstanding:
Basic and diluted	7,954,124

See accompanying notes.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY

(Unaudited)

Three months ended March 31, 2007 and for the period from

  August 30, 2006 (inception) to March 31, 2007

			Additional	Deficit Accumulated
	Common Stock		Paid in	During the
	Shares	Amount	Capital	Development Stage	Total
From inception (August 30, 2006)

Capital stock issued for cash,
services and asset contributions	7,950,000	$ 7,950	$ -	$ -	$ 7,950

Net loss	-	-	-	(4,108)	(4,108)

Balance, December 31, 2006	7,950,000	$ 7,950	$ -	$ (4,108)	$ 3,842

Capital stock issued for cash	367,000	$ 367	$ 36,333	$ -	$ 36,700

Net income	-	-	-	68	68

Balance, March 31, 2007	8,317,000	$ 8,317	$ 36,333	$ (4,040)	$ 40,610

See accompanying notes.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31, 2007 and for the period from

  August 30, 2006 (inception) to March 31, 2007

		Cumulative
		from Inception
	March 31,	to March 31,
	2 0 0 7	2 0 0 7
Cash flows from operating activities
Net loss	$ 68	$ (4,040)
Adjustments to reconcile net loss to net
cash used in operating activities
Depreciation	96	224
Outside services in exchange for common stock	-	1,200
Increase in other receivable	(165)	(1,000)
Increase/(decrease) in:
Unearned revenue	(2,000)	-
Income taxes payable	36	186
Net cash used in operating activities	(1,965)	(3,430)

Cash flows from financing activities
Proceeds from issuance of common stock	36,700	41,555

Net increase in cash	34,735	38,125

Cash, beginning of period	3,390	-

Cash, end of period	$ 38,125	$ 38,125

Supplemental disclosures of non-cash investment activities
During the period ending December 31, 2006, equipment with a value of $1,895 was contributed to the
Company in exchange for common stock. This contribution and related issuance of common stock has been excluded from the statement of cash flows presented.

See accompanying notes.

GATEWAY CERTIFICATIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

March 31, 2007

1.

Basis of Presentation

The accompanying unaudited interim financial statements of Gateway Certifications, Inc. and the information for Form SB-2 have been prepared in accordance with the rules of the Securities and Exchange Commission, and do not include all of the information and note disclosures required by generally accepted accounting principles, and should be read in conjunction with the audited financial statements and notes thereto also contained in Gateway Certifications, Inc. Form SB-2.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financials statements as reported in Form SB-2 have been omitted.

2.

Common Stock

During the three months ending March 31, 2007, Gateway Certifications, Inc. sold 367,000 shares of its common stock to several investors at $0.10 per share for total cash proceeds of $36,700.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's bylaws provide that our officers and directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this prospectus, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $8,980.32. This includes:

Accounting fees and expenses*	$ 5,000.00
Legal fees and expenses*	2,500.00
Edgar Filing expenses*	1,000.00
Transfer agent expenses	475.00
SEC registration fee	5.32
TOTAL	$ 8,980.32

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued from inception (August 30, 2006) through March 2007.

On September 29, 2006, the Company issued 4,387,500 shares of the Company’s common stock to Kwajo Sarfoh for $4,387.50, or $.001 per share.

On September 30, 2006, the Company issued 130,980 shares of the Company’s common stock to Michael Belton for $130.98, or $.001. On October 27, 2006 the Company issued 2,231,520 shares of the Company's common stock to Mr. Belton for $2,231.52, or $.001 per share.

On December 22, 2006, the Company issued Lawrence A. Williams, Jr. 1,200,000 shares of the Company's common stock at $.001, for services performed valued at $1,200 contributed capital to the Company.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuances did not involve a public offering, our founders took the shares for investment and not resale and we took appropriate measures to restrict transfer of the shares by having a legend placed on each stock certificate evidencing the shares stating that the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the shares including a statement that the shares are held by our affiliate.  No underwriters or agents were involved in the foregoing issuances and we did not pay any underwriting discounts or commissions.

From December 1, 2006 to March 31, 2007, the Company sold 367,000 shares of its common stock, par value $.001, at a price of $0.10 per share to thirty (30) investors in consideration for $36,700 contributed capital to the Company.  We claim an exemption from registration afforded by Rule 506 of Regulation D and section 4(2) of the Securities Act of 1933, as amended.  In particular, our Company confirmed that with respect to the exemption claimed under Rule 506 D and section 4(2) of the Securities Act of 1933, that:

i.

Each purchaser referred to gave written assurance of investment intent without a view for resale and certificates for shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer:

ii.

Sales were made to a limited number of persons. No general solicitation to the public was made in connection with such sales;

iii.

Each purchaser represented in writing that they had sufficient sophistication to evaluate the investment and could afford to lose their entire investment without adversely affecting their lifestyle;

iv.

Neither our company nor any person acting on our behalf offered or sold shares by means of any form of general solicitation or general advertising;

v.

The purchasers represented in writing that they acquired the shares for their own accounts.

vi.

Shareholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.

ITEM 27.  EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation
3.2	By-Laws
4.1	Form of Share Certificate
5.1	Opinion of Counsel
10.1	Private Placement Memorandum
10.2	Subscription Agreement
10.3	Registration Rights Agreement
10.4	Employment Agreement dated December 22, 2006 between Gateway Certifications, Inc. and Lawrence Williams, Jr.
10.5	Certification Services Contact dated January 1, 2007 between Gateway Certifications and Padua Lugo, Ltd.
10.6	Gateway Certification, Inc. Sublease Agreement dated June 1, 2007
10.7	Website Development Contract dated November 1, 2006 between Gateway Certifications and InfoSoft Consultants
14.1	Code of Ethics
23.1	Consent of D’Arcangelo & Co. LLP
23.2	Consent of Robert L. Diener, Esq. (included with Exhibit 5.1)

ITEM 28.  UNDERTAKINGS.

The Company is registering securities under Rule 415 of the Securities Act and hereby undertakes:

The Company hereby undertakes to:

1)

File, during any period in which it offers or sells securities, a post-effective amendment to this prospectus to:

(i)

Include any prospectus required by Sections 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the prospectus.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective prospectus; and

(iii)

Include any additional or changed material information on the plan of distribution.

2)

For determining liability under the Securities Act, treat each post-effective amendment as a new prospectus of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchase in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this prospectus, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

any fee writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a prospectus relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this prospectus to be signed on our behalf by the undersigned, in the City of New York in the State of New York on June 28, 2007.

Gateway Certifications, Inc.

By:  /s/ Lawrence Williams, Jr.

__________________________________

Name:  Lawrence Williams, Jr.

Title:    Chief Executive Officer, President, Chief

Financial Officer, Principal Accounting Officer, Director

In accordance with the requirements of the Securities Act of 1933, this prospectus was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

By: /s/ Lawrence Williams, Jr.	Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, Director	June 28 , 2007
By: /s/ Kwajo Sarfoh	Secretary, Director	June 28, 2007